UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐      Soliciting Material Pursuant to Section 240.14a-12
Insteel Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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January 6, 2009
Dear Shareholder:
You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Insteel Industries, Inc. to be held Tuesday, February 10, 2009 at 9:00 a.m. Eastern Time. The meeting will take place at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina.
The attached proxy statement and formal notice of the meeting describe the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the Company’s affairs by voting on the matters described in the proxy statement. At the meeting, we will also discuss our operations, fiscal year 2008 financial results and our plans for the future. Our directors and management team will be available to answer any questions you may have. We hope that you will be able to attend.
Your vote is important to us. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. If you attend the meeting, you may elect to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person. If you hold shares in “street name” and would like to vote at the meeting, you should follow the instructions provided in the proxy statement.
Thank you for your continued support and interest in Insteel Industries.
Sincerely,
Howard O. Woltz, Jr.
Chairman of the Board
H.O. Woltz III
Chief Executive Officer

INSTEEL INDUSTRIES, INC.
1373 Boggs Drive
Mount Airy, North Carolina 27030
(336) 786-2141

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, February 10, 2009
Time:	9:00 a.m., Eastern Time

Place:	Cross Creek Country Club 1129 Greenhill Road Mount Airy, North Carolina 27030
Dear Shareholder:
At our Annual Meeting, we will ask you to:
1.	Elect two directors, each for three-year terms;

2.	Approve the material terms of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan;

3.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2009; and

4.	Transact such other business, if any, as may properly be brought before the meeting or any adjournment thereof.
     Only shareholders of record at the close of business on December 8, 2008 are entitled to vote at the Annual Meeting.
     If you do not plan to attend the meeting and vote your common stock in person, please mark, sign, date and promptly return the enclosed proxy card or voting instruction form in the postage-paid envelope according to the instructions printed on the card.
     Any proxy may be revoked at any time prior to its exercise by delivery of a later-dated proxy or by properly voting in person at the Annual Meeting.
     Enclosed is a copy of our Annual Report for the year ended September 27, 2008, which includes our financial statements and other information regarding our business.

By Order of the Board of Directors

James F. Petelle
Secretary
Mount Airy, North Carolina
January 6, 2009

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1

Why am I receiving this proxy statement and proxy card?	1

What is being voted on at the Annual Meeting?	2

Who is entitled to vote?	2

May I attend the meeting?	2

What constitutes a quorum in order to hold and transact business at the meeting?	2

How do I vote?	2

What are the Board’s recommendations?	3

Will other matters be voted on at the Annual Meeting?	3

Can I revoke or change my proxy instructions?	3

What vote is required to approve the election of directors?	3

What vote is required to approve the material terms of the Return on Capital Incentive Compensation Plan and to ratify the appointment of our independent registered public accounting firm?	4

Will my Shares be voted if I do not sign and/or return my proxy card?	4

What other information should I review before voting?	4

Where can I find the voting results of the meeting?	5

What is Householding?	5

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	5

The Board of Directors	5

Director Attendance at Annual Meetings	6

Committees of the Board	6

Other Board Responsibilities	7

Executive Sessions	8

Code of Business Conduct	8

Availability of Bylaws, Governance Rules, Code of Conduct and Committee Charters	8

Shareholder Recommendations and Nominations	9

Process for Identifying and Evaluating Director Candidates	9

Communications with the Board of Directors	9

VOTING SECURITIES	10

ITEM NUMBER ONE: ELECTION OF DIRECTORS	11

Introduction	11

Vote Required	11

Directors’ Recommendation	11

Proposals of a Director Nominee and Related Procedures	44

Delivery of Notice of a Proposal	44

The Company’s Bylaws	45

EXPENSES OF SOLICITATION	45

ANNUAL REPORT AND FINANCIAL STATEMENTS	45

January 6, 2009
INSTEEL INDUSTRIES, INC.
1373 Boggs Drive
Mount Airy, North Carolina 27030
(336) 786-2141

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
Meeting to be held on February 10, 2009:
The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2008 Annual Report to the Shareholders are available on our corporate website at http://investor.insteel.com.
     This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders to be held on Tuesday, February 10, 2009 at 9:00 a.m., Eastern Time, and at any adjournments or postponements of the Annual Meeting. The meeting will take place at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina. This proxy statement, accompanying proxy card and the 2008 Annual Report, which includes our financial statements, are first being mailed to our shareholders on or about January 6, 2009.
     This proxy statement summarizes certain information you should consider before you vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. If you do not expect to attend or prefer to vote by proxy, you may follow the voting instructions on the enclosed proxy card. In this proxy statement, Insteel Industries, Inc. is generally referred to as “we,” “our,” “Insteel Industries,” “Insteel” or “the Company.”
     The attached proxy card indicates the number of shares of Insteel Industries common stock that you own as of the record date of December 8, 2008. In this proxy statement, outstanding Insteel Industries common stock (no par value) is sometimes referred to as the “Shares.”
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving this proxy statement and proxy card?
     You are receiving a proxy statement and proxy card from us because you owned shares of our common stock at the close of business on the December 8, 2008 record date for the 2009 Annual Meeting. This proxy statement describes matters on which we would like you, as a shareholder, to vote. It also gives you information on these matters so that you can make an informed decision.
     When you sign and return the proxy card, you appoint Howard O. Woltz, Jr. and H.O. Woltz III, and each of them individually, as your representatives at the meeting. Messrs. Woltz, Jr. and Woltz III will vote your Shares at the meeting as you have instructed them. This way, your Shares will be voted regardless of whether you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return the enclosed proxy card in advance of the meeting just in case your plans change. Returning the proxy card will not affect your right to attend or vote at the Annual Meeting.
     If a matter comes up for vote at the Annual Meeting that is not described in this proxy statement or listed on the proxy card, Messrs. Woltz, Jr. and Woltz III will vote your Shares, under your proxy, in their discretion. As of the date of this proxy statement, we do not expect that any matters other than those described in this proxy statement will be voted upon at the Annual Meeting.
What is being voted on at the Annual Meeting?
     At the Annual Meeting, shareholders entitled to vote will be asked to act upon the following matters as set forth in the accompanying notice of meeting:
▪	the election of two directors, each for three-year terms as discussed herein;

▪	the approval of the material terms of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan;

▪	the ratification of our appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2009; and

▪	any other matters that may properly come before the meeting or any adjournment or postponement thereof.
Who is entitled to vote?
     All holders of record of our Shares at the close of business on December 8, 2008 are entitled to receive notice of the Annual Meeting and to vote the Shares held by them on the record date. Each outstanding Share entitles its holder to cast one vote for each matter to be voted upon.
May I attend the meeting?
     All holders of record of our Shares at the close of business on the record date, or their designated proxies, are entitled to attend the Annual Meeting.
What constitutes a quorum in order to hold and transact business at the meeting?
     Consistent with state law and our bylaws, the presence, in person or by proxy, of holders of at least a majority of the total number of Shares entitled to vote is necessary to constitute a quorum for purposes of voting on a particular matter at the Annual Meeting. As of the record date, there were 17,507,435 Shares outstanding and entitled to vote at the Annual Meeting. Once a Share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof; unless a new record date is or must be set for the adjournment. Shares held of record by shareholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding Shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. See “Will my Shares be voted if I do not sign and/or return my proxy card?”
How do I vote?
     Voting by Holders of Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee. If your Shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you should receive directions from your nominee that you must follow in order to have your Shares voted. “Street name” shareholders who wish to vote in person at the meeting will need to obtain a proxy form, sometimes referred to as a “voting instruction form,” from the brokerage firm or other nominee that holds their common stock of record.
     Voting by Holders of Shares Registered Directly in the Name of the Shareholder. If you hold your Shares in your own name as a holder of record, you may vote in person at the Annual Meeting or instruct the proxy holders named in the enclosed proxy card how to vote your Shares by mailing your completed proxy card in the postage-paid envelope that we have provided to you. Please make certain that you mark, sign and date your proxy card prior to mailing. All valid proxies received and not revoked prior to the Annual Meeting will be voted in accordance with instructions.
What are the Board’s recommendations?
     If no instructions are indicated on your valid proxy, the representatives holding proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote:
     FOR the election of the two director nominees, each for three-year terms as set forth herein;
     FOR the approval of the material terms of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan; and
     FOR the ratification of our selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2009.
Will other matters be voted on at the Annual Meeting?
     We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, Messrs. Woltz, Jr. and Woltz III will vote your shares, under your proxy, in their discretion.
Can I revoke or change my proxy instructions?
     You may revoke or change your proxy at any time before it has been exercised by:
▪	notifying our Secretary at 1373 Boggs Drive, Mount Airy, North Carolina 27030 in writing before the Annual Meeting that you have revoked your proxy;

▪	delivering a later dated proxy to our Secretary prior to or at the Annual Meeting; or

▪	appearing in person and voting by ballot at the Annual Meeting.
     Any shareholder of record as of the record date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence of a shareholder at the Annual Meeting without further action will not constitute revocation of a previously given proxy.
What vote is required to approve the election of directors?
     The election of directors will be determined by a plurality of the votes cast at the Annual Meeting if a quorum is present. Shareholders do not have cumulative voting rights in connection with the election of directors. This means that the two nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.
What vote is required to approve the material terms of the Return on Capital Incentive Compensation Plan and to ratify the appointment of our independent registered public accounting firm?
     These proposals will pass if a majority of the votes cast at the Annual Meeting vote in favor of them. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the outcome of either proposal. The vote to approve our independent registered public accounting firm is an advisory vote, the results of which will be seriously considered by our Audit Committee.
Will my Shares be voted if I do not sign and/or return my proxy card?
     If your Shares are held in “street name” and you fail to give instructions as to how you want your Shares voted (a “non-vote”), the brokerage firm, bank or other nominee who holds Shares on your behalf may, in certain circumstances, vote the Shares in their discretion.
     With respect to “routine” matters, such as the election of directors and ratification of the selection of our independent registered public accounting firm, a brokerage firm or other nominee has authority (but is not required) under the rules governing self-regulatory organizations (the “SRO rules”), including the NASDAQ Global Select Market (“NASDAQ”), to vote its clients’ Shares if the clients do not provide instructions. When a brokerage firm or other nominee votes its clients’ Shares on routine matters without receiving voting instructions, these Shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of Shares voted FOR, WITHHELD FROM, ABSTAINING or AGAINST such routine matters.
     With respect to “non-routine” matters, such as the proposal to approve the material terms of the Return on Capital Incentive Compensation Plan, a brokerage firm or other nominee is not permitted under the SRO rules to vote its clients’ Shares if the clients do not provide instructions. The brokerage firm or other nominee will so note on the vote card, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of Shares voted FOR, AGAINST or ABSTAINING from such non-routine matters.
     In summary, if you do not vote your proxy, your brokerage firm or other nominee may either:
▪	vote your Shares on routine matters and cast a “broker non-vote” on non-routine matters; or

▪	leave your Shares unvoted altogether.
     We encourage you to provide instructions to your brokerage firm or other nominee by voting your proxy. This action ensures that your Shares will be voted in accordance with your wishes at the meeting.
What other information should I review before voting?
     Our 2008 Annual Report, including financial statements for the fiscal year ended September 27, 2008, is included in the mailing with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), including the financial statements and financial statement schedules, may be obtained without charge by:

▪	writing to our Secretary at: 1373 Boggs Drive, Mount Airy, North Carolina 27030;

▪	accessing the EDGAR database at the SEC’s website at www.sec.gov;

▪	accessing our website at http://investor.insteel.com; or

▪	contacting the SEC by telephone at (800) SEC-0330.
     The contents of our website are not and shall not be deemed to be a part of this proxy statement.
Where can I find the voting results of the meeting?
     We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2009. A copy of this quarterly report may be obtained without charge by any of the means outlined above for obtaining a copy of the Annual Report on Form 10-K.
What is Householding?
     The SEC rules allow for householding, which is the delivery of a single proxy statement and Annual Report to an address shared by two or more of our shareholders. A single copy of the Annual Report and the proxy statement will be sent to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders.
     If you prefer to receive a separate copy of the proxy statement or the Annual Report, please write to Investor Relations, Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030; or telephone our Investor Relations Department at (336) 786-2141, and we will promptly send you separate copies. If you are currently receiving multiple copies of the proxy statement and Annual Report at your address and would prefer to receive only a single copy of each, you may contact us at the address or telephone number provided above.
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
The Board of Directors
     The Board of Directors is currently comprised of eight members. Our bylaws provide that our Board of Directors must have not less than seven nor more than twelve directors.
     The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with basic principles of corporate governance, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman, key executive officers and our principal external advisers (legal counsel, auditors, investment bankers and other consultants), by reading reports and other materials that are sent to them and by participating in Board and committee meetings.
     The Board of Directors, at its meeting in November 2008, determined that the following members of the Board, which constitute a majority thereof, each satisfy the definition of “independent director,” as that term is defined under NASDAQ listing standards: Louis E. Hannen, Charles B. Newsome, Gary L. Pechota, W. Allen Rogers II, William J. Shields and C. Richard Vaughn. In addition to considering the objective independence criteria established by NASDAQ, the Board also made a subjective determination as to each of these directors that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his responsibilities as one of our directors. In making these determinations, the Board reviewed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Additionally, the board specifically considered Mr. Newsome’s position as Executive Vice President and General Manager of Johnson Concrete Company, which purchased approximately $1,042,000 of materials from us during fiscal 2008, and determined that this relationship did not impair or otherwise affect Mr. Newsome’s status as an independent director. See “Certain Relationships and Related Transactions” for additional information regarding this relationship.
     Directors are expected to attend all meetings of the Board of Directors and all meetings of Board committees on which they serve. The independent directors meet in executive session with no members of management present prior to each regularly scheduled meeting (see “Executive Sessions” below). The Board of Directors met four times in 2008. Each of the directors attended at least 75% of the Board of Directors meetings and meetings held by committees of the Board of Directors of which they were members.
Director Attendance at Annual Meetings
     The Board has determined that it is in our best interest for all members of the Board of Directors to attend the Annual Meeting of Shareholders. All eight of our directors attended the 2008 Annual Meeting of Shareholders.
Committees of the Board
     The Audit Committee. The Board has an Audit Committee, which assists the Board in fulfilling its responsibilities to shareholders concerning our accounting, financial reporting and internal controls, and facilitates open communication between the Board, outside auditors and management. The Audit Committee discusses the financial information prepared by management, our internal controls and our audit process with management and with outside auditors. The Audit Committee is charged with the responsibility of selecting the independent auditors. The independent auditors meet with the Audit Committee (both with and without the presence of management) to review and discuss various matters pertaining to the audit process, including our financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies we employ. The Board has adopted a written charter for the Audit Committee as well as a Pre-Approval Policy regarding all Audit, Audit-Related, Tax and other Non-Audit Related Services to be performed by the independent auditors.
     The Audit Committee is a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 and consists of Messrs. Rogers (Chairman), Hannen and Pechota. The Board, at its meeting in November 2008, determined that each of the members of the Audit Committee meets the definition of “independent director” and certain Audit Committee-specific independence requirements under NASDAQ rules and is also independent under SEC requirements for Audit Committee members. At the same meeting, the Board also determined that each of the Committee’s members qualify as an “Audit Committee Financial Expert” as defined under SEC rules. The Board of Directors has also determined that each of the Audit Committee members is financially literate as such qualification is interpreted in the Board’s judgment. The functions of the Audit Committee are further described herein under “Report of the Audit Committee.” The Audit Committee met six times during fiscal 2008 and members of the Audit Committee consulted with management of the Company, the internal auditor and the independent auditors at various times throughout the year. The charter for the Audit Committee, as most recently revised February 19, 2008, may be found on our website at http://investor.insteel.com/documents.cfm.
     The Executive Compensation Committee. The Executive Compensation Committee is responsible for (i) determining appropriate compensation levels for our executive officers, including any employment, severance or change in control arrangements; (ii) evaluating officer and director compensation plans, policies and programs; (iii) reviewing benefit plans for officers and employees; and (iv) producing an annual report on executive compensation for inclusion in the proxy statement. The following directors are the members of the Executive Compensation Committee: Messrs. Shields (Chairman), Newsome and Vaughn. The Board of Directors, at its meeting in November 2008, determined that each of the Executive Compensation Committee members meets the definition of “independent director” as that term is defined under NASDAQ rules. The Executive Compensation Committee Report is included in this proxy statement. The Executive Compensation Committee also reviews, approves and administers our incentive compensation plans and equity-based compensation plans and has sole authority for making awards under such plans, including their timing, valuation and amount. In addition, the Executive Compensation Committee reviews and recommends the structure and level of outside director compensation to the full Board. The Executive Compensation Committee has the discretion to delegate any of its authority to a subcommittee, but did not do so during FY 2008. The Executive Compensation Committee met twice during fiscal 2008. The charter of the Executive Compensation Committee, as adopted on September 18, 2007, may be found on our website at http://investor.insteel.com/documents.cfm.
     The Executive Compensation Committee regularly consults with members of our executive management team regarding our executive compensation program. Our executive compensation program, including the role members of our executive management team and outside compensation consultants play in assisting with establishing compensation, is discussed in more detail below under “Compensation Discussion and Analysis.”
     The Nominating and Corporate Governance Rules. Our Board does not have a standing nominating committee or committee performing similar functions, and thus does not have a nominating committee charter. The Board believes that it is in our best interests to have all directors discuss and evaluate potential nominees. Effective August 3, 2004, the Board adopted Nominating and Corporate Governance Rules, which specify that the process of identifying and nominating new director candidates shall be performed by the full Board. Upon the close of discussions by the full Board with respect to possible director candidates, the independent directors (as defined by NASDAQ rules), by majority vote, nominate qualified individuals for election to the Board. The independent directors may further discuss candidate matters as they see fit (with or without the presence of employee-directors), but without further input from any employee-directors. In carrying out its director nomination functions, the Board’s responsibilities include seeking, identifying, screening, evaluating and recommending director candidates for nomination by the Board. The Board evaluates all director candidates, regardless of the recommending party, on an equitable basis using the same criteria. The Board evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Board will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Rules do not express a formal policy with respect to director recommendations from shareholders or other sources, but our Board will consider qualified candidates for director that are nominated by qualified Shareholders in accordance with our bylaws. The procedures for nomination of a director by a shareholder are discussed below under “Shareholder Recommendations and Nominations” and “Shareholder Proposals For the 2010 Annual Meeting.”
Other Board Responsibilities
     In addition to the nominating requirements under the Nominating and Corporate Governance Rules, the Board of Directors shall have sole responsibility to:
▪	Make recommendations regarding the size of the Board and the tenure and classifications of directors.

▪	Recommend the charters, structure, operations, composition and qualification for membership of the committees of the Board.

▪	Adopt corporate governance guidelines and recommend to the Board governance issues that should be considered.

▪	Review periodically our Code of Business Conduct.

▪	Obtain confirmation from management that the policies included in the Code of Business Conduct are understood and implemented.

▪	Evaluate periodically the adequacy of our conflict of interest policies.

▪	Consider other corporate governance and related issues.

▪	Consider with management public policy issues that may affect our Company.

▪	Review at least annually our succession plan.

▪	Review periodically our committee structure and operations and the working relationship between each committee.

▪	Consider, discuss and recommend ways to improve the effectiveness of the Board.
     In addition, the independent directors have sole authority to retain and terminate outside advisors to assist in the performance of Board functions, with sole authority to agree to fees and other terms of engagement.
     The Board of Directors annually evaluates the Nominating and Corporate Governance Rules. These rules may be found on the Company’s website at http://investor.insteel.com/documents.cfm.
Executive Sessions
     Pursuant to the listing standards of NASDAQ, the independent directors are required to meet regularly in executive sessions. Generally, those sessions are chaired by the lead independent director. The independent directors have determined that it is appropriate to periodically rotate the role of lead independent director. During fiscal 2008, the lead independent director was Mr. Vaughn. During these executive sessions, the lead independent director has the power to lead the meeting, set the agenda and determine the information to be provided. During fiscal 2008, the Board held four executive sessions. The lead independent director can be contacted by writing to Lead Independent Director, Insteel Industries, Inc., c/o James F. Petelle, Secretary, 1373 Boggs Drive, Mount Airy, North Carolina 27030. We screen mail addressed to the lead independent director for security purposes and to ensure that it relates to discrete business matters that are relevant to our Company. Mail that satisfies these screening criteria will be forwarded to the lead independent director.
Code of Business Conduct
     In keeping with the Board’s commitment to sound corporate governance, on August 11, 2003, the Board adopted a Code of Business Conduct (the “Code of Conduct”), which applies to our Company and all of its employees, officers and directors. The Code of Conduct incorporates an effective reporting and enforcement mechanism. The Board has adopted this Code of Conduct as its own standard. The Code of Conduct was prepared to help employees, officers and directors understand our standard of ethical business practices and to promote awareness of ethical issues that may be encountered in carrying out their responsibilities. The Code of Conduct is included in an employment manual, which is supplied to all of our employees and officers and in a Board of Director’s Manual for directors, each of whom are expected to read and acknowledge in writing that they understand such policies.
Availability of Bylaws, Governance Rules, Code of Conduct and Committee Charters
     Our Bylaws, Nominating and Corporate Governance Rules, Code of Business Conduct, Audit Committee Charter, Audit Committee Pre-Approval Policy and Executive Compensation Committee Charter are available on our website at http://investor.insteel.com/documents.cfm, and in print to any shareholder upon written request to our Secretary.

Shareholder Recommendations and Nominations
     The Nominating and Corporate Governance Rules do not contain, and the Board does not maintain, a separate policy with respect to director candidates recommended by shareholders. The Board does not believe that a formal policy is necessary because the Board will give such shareholder recommendations appropriate consideration and because our bylaws provide a means through which shareholders can make director nominations. Shareholders should submit any such recommendations in writing c/o Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention: Secretary. In addition, in accordance with our bylaws, any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in the bylaws and summarized in “Shareholder Proposals for the 2010 Annual Meeting” below.
Process for Identifying and Evaluating Director Candidates
     The Nominating and Corporate Governance Rules require the Board to identify candidates for election to the Board on its own as well as through recommendations from our shareholders (in accordance with our bylaws), officers and employees, and other sources the Board deems appropriate. The Board may retain a third party search firm to assist in the identification of possible candidates for election to the Board.
     The Nominating and Corporate Governance Rules require the full Board to evaluate all qualified director candidates in accordance with the nomination process set forth therein. The full Board evaluates an appropriate candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. The Board evaluates all candidates based upon the totality of the merits of each candidate and not based on minimum qualifications or attributes. In addition, the full Board will assess issues with respect to the candidate’s independence, judgment, diversity and age, understanding of the Company’s industry in general and knowledge of our business in particular; all in the context of the Board’s perceived needs at that point in time. When considering a director candidate standing for re-election, in addition to the above attributes, the Board will also consider that individual’s past contribution and future commitment to us. Upon completion of discussions by the full Board, the independent directors nominate qualified individuals for election to the Board. The independent directors may further discuss candidate matters as they see fit (with or without the presence of employee-directors), but without further input from any employee-directors.
Communications with the Board of Directors
     The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to any of its committees or to specified individual directors in writing c/o Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention: Secretary.
     We screen mail addressed to the Board, its Committees or any specified individual director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to our Company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate director or directors.

VOTING SECURITIES
     On the record date, to our knowledge, no one other than the stockholders listed below beneficially owned more than 5% of the outstanding shares of our stock. For information regarding ownership of our common stock by our officers and directors, please see our “Security Ownership” table below.

Percentage of
Name and Address of	Number of Shares	Shares Beneficially
Beneficial Owner	Beneficially Owned	Owned
Met Investors Advisory, LLC and	1,778,354 (1)	10.1% (1)
Met Investors Series Trust 5 Park Plaza, Suite 1900 Irvine, California 92614
Entities affiliated with Jeffrey L. Gendell	1,777,964 (2)	9.8% (2)
55 Railroad Avenue Greenwich, Connecticut 06830
Royce & Associates, LLC	1,254,504 (3)	7.2% (3)
1414 Avenue of the Americas New York, New York 10019
Tocqueville Asset Management, L.P.	935,361 (4)	5.2% (4)
40 West 57th Street, 19th Floor New York, New York 10019

(1)	Based upon information set forth in a Schedule 13G filed with the SEC on June 17, 2008 by Met Investors Advisory, LLC (“Met Investors”) and Met Investors Series Trust (the “Trust”) reporting shared power of Met Investors and the Trust to vote or direct the vote of 1,778,354 shares and shared power of Met Investors and the Trust to dispose or direct the disposition of 1,778,354 shares. Met Investors, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, serves as investment manager of each series of the Trust, an investment company registered under the Investment Company Act of 1940.

(2)	Based upon information set forth in a Schedule 13G/A filed with the SEC on January 25, 2008 by Tontine Overseas Associates, L.L.C., a Delaware limited liability company (“TOA”), Tontine Capital Partners, L.P., a Delaware limited partnership (“TCP”), Tontine Capital Management, L.L.C., a Delaware limited liability company (“TCM”) and Jeffrey L. Gendell (“Mr. Gendell”) reporting shared power of TOA to vote or direct the vote of 332,564 shares and shared power of TOA to dispose or direct the disposition of 332,564 shares, shared power of TCP to vote or direct the vote of 1,445,400 shares and shared power of TCP to dispose or direct the disposition of 1,445,400 shares, shared power of TCM to vote or direct the vote of 1,445,400 shares and shared power of TCM to dispose or direct the disposition of 1,445,400 shares and shared power of Mr. Gendell to vote or direct the vote of 1,777,964 shares and shared power of Mr. Gendell to dispose or direct the disposition of 1,777,964 shares. TOA serves as investment manager to Tontine Capital Overseas Master Fund, L.P., a Cayman Islands partnership (“TCO”) and reported with respect to Company shares directly owned by TCO. TCP reported with respect to Company shares directly owned by TCP. TCM, the general partner of TCP, reported with respect to Company shares directly owned by TCP. TCM has the power to direct the affairs of TCP, including decisions respecting the disposition of the proceeds from the sale of the shares of the Company. Mr. Gendell reported with respect to Company shares directly owned by each of TCO and TCP. Mr. Gendell is the managing member of TCM and TOA, and in that capacity directs their operations, and he is the general partner of TCP. Each of the clients of TOA has the power to direct the receipt of dividends from or the proceeds of sale of such shares.

(3)	Based upon information set forth in a Schedule 13G/A filed with the SEC on August 7, 2008 by Royce & Associates, LLC reporting sole power to vote or direct the vote of 1,254,504 shares and sole power to dispose or direct the disposition of 1,254,504 shares.

(4)	Based upon information set forth in a Schedule 13G filed with the SEC on February 14, 2008 by Tocqueville Asset Management, L.P. reporting sole power to vote or direct the vote of 820,731 shares, shared power to vote or direct the vote of 85 shares and sole power to dispose or direct the disposition of 935,361 shares.
ITEM NUMBER ONE: ELECTION OF DIRECTORS
Introduction
     Our bylaws, as last amended September 18, 2007, provide that the number of directors, as determined from time to time by the Board, shall be not less than seven nor more than twelve. The Board has most recently fixed the number of directors at eight. The bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.
     The Board has nominated each of the persons named below to serve a three-year term expiring at the 2012 Annual Meeting of Shareholders or until their successors are elected and qualify. All of the nominees presently serve as our directors. The remaining six directors will continue in office as indicated. It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the agents named in the proxy to vote for election of such other person or persons to the office of director as the Board may recommend. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the expiration of such director’s term.
Vote Required
     The directors will be elected by plurality of the votes cast at the meeting at which a quorum representing a majority of all outstanding Shares is present and voting, either by proxy or in person. This means that the two nominees receiving the highest number of votes “FOR” will be elected as directors.
Directors’ Recommendation
     The Board of Directors unanimously recommends a vote FOR the election of each of the following nominees. If you do not vote for a particular nominee on your proxy card, your vote will not count either for or be withheld from the nominee. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the Shares to which the proxy is related FOR the election of the slate of two director nominees.
Information Regarding Nominees, Continuing Directors and Executive Officers
     We have set forth below certain information regarding our nominees for director, our continuing directors and our executive officers. The age shown for each is his age on December 8, 2008, our record date.

     Nominees to serve until the 2012 Annual Meeting
     H. O. Woltz III, 52, was elected Chief Executive Officer in 1991 and has been employed by us and our subsidiaries in various capacities since 1978. He was named President and Chief Operating Officer in 1989. He served as our Vice President from 1988 to 1989 and as President of Rappahannock Wire Company, formerly a subsidiary of our Company, from 1981 to 1989. Mr. Woltz has been a director since 1986 and also serves as President of Insteel Wire Products Company. Mr. Woltz served as President of Florida Wire and Cable, Inc. until its merger with Insteel Wire Products Company in 2002. Mr. Woltz is the son of Howard O. Woltz, Jr. Committee Membership: Executive Committee.
     Charles B. Newsome, 71, has been a director since 1982. He is Executive Vice President of Johnson Concrete Company and general manager of its affiliate, Carolina Stalite Company. Mr. Newsome has been affiliated with Johnson Concrete Company and Carolina Stalite Company for more than 25 years. Committee Membership: Executive Compensation Committee.
     Directors with terms expiring at the 2011 Annual Meeting.
     Gary L. Pechota, 59, has been a director since 1998. Since 2007, Mr. Pechota has been the majority owner, President and CEO of DT-Trak Consulting, Inc., a company which provides medical coding and other revenue enhancement services to medical facilities. From 2005 to 2007 Mr. Pechota was a private investor after having served as Chief of Staff of the National Indian Gaming Commission from 2003 to 2005. He was a private investor and consultant from 2001 to 2003. Prior to that, Mr. Pechota served as the CEO and Chairman of the Board of Giant Cement Holding, Inc. from its inception in 1994 until 2001; was CEO of Giant Cement Company, a subsidiary of Giant Cement Holding, Inc., from 1993 to 2001; and CEO of Keystone Cement Company from 1992 to 2001. Prior to joining Keystone, Mr. Pechota served as President and CEO of South Dakota Cement from 1982 to 1992. Mr. Pechota is also a director of Black Hills Corporation, a publicly-held company. Committee Membership: Audit Committee.
     W. Allen Rogers II, 62, has been a director since 1986, except for a period of time during 1997 and 1998. Mr. Rogers is a Principal of Ewing Capital Partners, LLC, an investment banking firm founded in 2003. From 2002 to 2003 he was a Senior Vice President of Intrepid Capital Corporation, an investment banking and asset management firm. From 1998 until 2002, Mr. Rogers was President of Rogers & Company, Inc., a private investment banking boutique. From 1995 through 1997, Mr. Rogers served as a Managing Director of KPMG BayMark Capital LLC, and the investment banking practice of KPMG. Mr. Rogers served as Senior Vice President-Investment Banking of Interstate/Johnson Lane Corporation from 1986 to 1995 and as a member of that firm’s Board of Directors from 1990 to 1995. Committee Membership: Audit Committee.
     William J. Shields, 76, has been a director since 1998. Mr. Shields served as Chairman of the Board and CEO of Co-Steel, Inc., an international steel producer and scrap recycling company, from 1995 to 1997. Mr. Shields also served as President and CEO of Co-Steel, Inc. from 1987 until 1995. Mr. Shields has been retired since 1997. Committee Membership: Executive Compensation Committee.
     Directors with terms expiring at the 2010 Annual Meeting:
     Howard O. Woltz, Jr., 83, has been Chairman of the Board since 1958 and was employed by us and our predecessors in various capacities for more than 50 years before retiring as an executive officer in April 2005. He continues to serve, at the pleasure of the Board, as Chairman of the Board of Directors. He had been President from 1958 to 1968 and from 1974 to 1989. Mr. Woltz also served as a Vice President, General Counsel and a director of Quality Mills, Inc., a publicly-held manufacturer of knit apparel and fabrics for more than 35 years until its acquisition in 1988 by Russell Corporation. Mr. Woltz is the father of H. O. Woltz III. Committee Membership: Executive Committee.
     C. Richard Vaughn, 69, a director since 1991, has been employed since 1967 by John S. Clark Company, Inc., a general building contracting company. Mr. Vaughn has served as Chairman of the Board of North Carolina Granite Corporation since 1998. Mr. Vaughn served as Vice President of John S. Clark from 1967 to 1970 and President from 1970 to 1988 and has served as Chairman of the Board and CEO from 1988 to the present. He also is Chairman of the Board of Riverside Building Supply, Inc. Committee Membership: Executive Compensation Committee and Executive Committee. Mr. Vaughn currently serves as our lead director.
     Louis E. Hannen, 70, a director since 1995, served in various capacities with Wheat, First Securities, Inc., from 1975 until his retirement as Senior Vice President in 1993. Since his retirement in 1993, Mr. Hannen has been an investment advisor and consultant. Mr. Hannen had 30 years of experience in the securities analysis and research field, starting with the U. S. Securities and Exchange Commission in 1963. Mr. Hannen then worked for Craigie and Company from 1965 to 1970 and Legg Mason Wood Walker, Inc. from 1970 to 1975 before joining Wheat, First Securities. Committee Membership: Audit Committee.
     Named Executive Officers Who Are Not Continuing Directors or Nominees:
     In addition to Mr. Woltz III, the executive officers listed below were appointed by the Board of Directors to the offices indicated for a term that will expire at the next Annual Meeting of the Board of Directors or until their successors are elected and qualify. The next meeting at which officers will be appointed is scheduled for February 10, 2009, at which each of our executive officers is expected to be reappointed. Although our bylaws permit the Chairman of the Board to be designated an officer, Howard O. Woltz, Jr., the current Chairman of the Board, has not been so designated and is not otherwise an employee.
     Michael C. Gazmarian, 49, was elected Vice President, Chief Financial Officer and Treasurer in February 2007. Previously, he had served as Chief Financial Officer and Treasurer since 1994, the year he joined us. Before joining us, Mr. Gazmarian had been employed by Guardian Industries Corp., a privately-held glass manufacturer, since 1986, serving in various financial capacities.
     James F. Petelle, 58, joined us in October 2006. He was elected Vice President and Assistant Secretary on November 14, 2006 and Vice President — Administration and Secretary on January 12, 2007. Previously he was employed by Andrew Corporation, a publicly-held manufacturer of telecommunications infrastructure equipment, having served as Secretary from 1990 to May 2006, and Vice President – Law from 2000 to October 2006.
     Richard T. Wagner, 49, joined us in 1992 and has served as Vice President and General Manager of the Concrete Reinforcing Products Business Unit of the Company’s subsidiary, Insteel Wire Products Company, since 1998. In February 2007, Mr. Wagner was appointed Vice President of the parent company, Insteel Industries, Inc. Prior to 1992, Mr. Wagner served in various positions with Florida Wire and Cable, Inc., a manufacturer of PC strand and galvanized strand products, since 1977.
ITEM NUMBER TWO: APPROVAL OF THE MATERIAL TERMS OF THE INSTEEL INDUSTRIES, INC. RETURN ON CAPITAL INCENTIVE COMPENSATION PROGRAM
     The Executive Compensation Committee (the “Committee”) and the Board of Directors have approved the adoption of the current version of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan (the “ROCICP” or the “Plan”) and we are asking shareholders to approve the material terms of the Plan. We have attached a complete copy of the ROCICP as Appendix A to this proxy statement. Following is a description of the material terms of the Plan.
Background
     We have historically provided annual incentive compensation opportunities both to our executive officers and to a broad group of our employees based on the return on capital we achieve during our fiscal year. The current version of the ROCICP was adopted by the Board of Directors in October 2006, amended in September 2007 to add a “clawback” provision (described in the “Compensation Discussion and Analysis” section, below) and further amended and restated in August 2008 to attempt to ensure compliance with Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”).
     Under Code Section 162(m) and related regulations, compensation in excess of $1,000,000 paid in any one year to a public company’s “covered employees” (generally, the principal executive officer and the three most highly compensated officers, other than the principal financial officer) who are employed by the company at year end, will not be deductible on that company’s federal income tax return, unless the compensation is considered “qualified performance-based compensation” (or another exemption is met). Code Section 162(m) and related regulations require that shareholders approve the material terms of the performance goals under which compensation may be paid under a plan in order for the qualified performance-based compensation deduction exception to be available. We are therefore proposing that shareholders approve the material terms of the ROCICP, so that we can preserve, to the extent practicable, our ability to deduct compensation payable under the ROCICP to our “covered employees.” The material terms subject to shareholder approval include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria upon which the performance goal is based; and (iii) the formula used to calculate the amount of compensation to be paid if the performance goal is met. These material terms are described below.
     The Committee intends to continue the ROCICP for our FY 2009. In the event that the ROCICP is not approved by our shareholders, the Committee intends to reevaluate the cash incentive structure for our executive officers for 2010, although it is anticipated that any such incentive program would continue to be performance-based.
Eligibility
     Participants in the ROCICP are certain of our (or our wholly owned subsidiaries’) employees who are selected by the Committee to participate in the Plan. At this time, all of our sales and administrative employees (96 total employees as of the end of our FY 2008) participate in the ROCICP, although participation in the Plan for one year does not guarantee that an employee will be selected to participate in a subsequent year. Target annual incentives vary from 10% to 50% of each participant’s actual base salary and wages paid during the year, with our executive officers currently having targeted incentives of 50%. Non-employee service providers and non-employee directors are not eligible to participate in the Plan.
Administration; Amendment and Termination
     The ROCICP is administered by the Committee. As required by Code Section 162(m), the Committee is comprised of at least two members who are “outside directors” as defined under Code Section 162(m). The Committee has the authority to take any action with respect to the ROCICP, including but not limited to the authority to: (i) determine all matters related to awards, including selection of individuals to be granted awards, and all terms, conditions, restrictions and limitations of an award; and (ii) construe and interpret the ROCICP and any related documents, establish and interpret rules and regulations for Plan administration and make all other determinations necessary or advisable for administering the ROCICP. The Committee may delegate administration of the ROCICP to one or more designees, but only with respect to matters which would not affect the deductibility under Code Section 162(m) of compensation paid to covered employees (and provided that such delegation is in accordance with applicable laws, rules and regulations).
     The Committee may at any time amend or modify the ROCICP, subject to: (a) shareholder approval of any amendments if required by applicable laws, rules or regulations; and (b) participant consent if such action may adversely affect any award earned and payable under the ROCICP at that time. However, the Committee has unilateral authority to amend the ROCICP and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations. The Committee may at any time terminate the ROCICP if it determines in good faith that the continuation of the ROCICP is not in the best interests of us and our shareholders.
Performance Goals
     Under the ROCICP, annual incentive opportunities are based solely on the return on capital achieved by the Company during each fiscal year the Plan is in effect. The Committee annually estimates its cost of capital which serves as the basis for establishing the return on capital performance goal under the Plan. Such performance goal will be established while the outcome for the performance period is substantially uncertain and no more than 90 days after the beginning of our fiscal year. The goal is established with reference to our weighted average cost of capital, which during years when we are debt-free, would be established at an after-tax rate of return that the Board of Directors believes would be acceptable to a prudent equity investor. During our fiscal years 2007 and 2008, the targeted return on capital was 15%.
Eligibility and Target Incentives
     Currently, all our sales and administrative employees participate in the ROCICP, with targeted incentives set at 10% to 50% of actual base salary and wages paid during the fiscal year. The target incentive for our executive officers is established by the Committee, and for FY 2008 was 50% of actual base salary during the year.
     The Committee at the same time establishes the performance thresholds at which minimum (0) and maximum (twice the target) incentives will be paid. Payments are capped at twice the targeted incentive level, so during FY 2008 annual incentives payable to our executive officers could have varied from 0% to 100% of the executive officer’s actual base salary during the year.
Calculation of Incentives
     Following the end of each fiscal year, we will calculate a “Bonus Multiplier” to be approved by the Committee. The Bonus Multiplier is determined by application of a formula that considers the actual return on capital earned by the Company relative to the targeted return on capital. The Bonus Multiplier is then multiplied by each participant’s “Target Bonus Percent” for the year to determine the participant’s “Bonus Percent.” The participant’s Bonus Percent is then multiplied by his or her base salary to determine the participant’s Bonus Award for the year. No participant may receive a bonus award for a single year exceeding $2,500,000.

Payment of Incentives
     Incentives are calculated and paid as soon as practicable following the determination of the amounts and in any event by December 15 of each year.
     Prior to the payment of the incentive to our executive officers, the Committee reviews the calculations and certifies that the amounts to be paid have been computed in accordance with the criteria established. The Committee may adjust awards as appropriate for partial achievement of goals and/or outside mitigating circumstances, and may also make necessary and appropriate adjustments in performance goals, but no such adjustment may be made to the award of a covered employee if the adjustment would cause the award to fail to qualify as deductible “performance-based compensation” for purposes of Code Section 162(m). While the Committee has the authority to make adjustments, no such adjustments have been made.
Effect of Termination
     If a participant’s employment is terminated by reason of retirement, disability or death, the participant (or the participant’s beneficiary) will be entitled to receive an incentive payment based on the participant’s actual salary and wages through the time of retirement, disability or death. A participant whose employment is terminated during the fiscal year for any other reason is not entitled to receive any incentive payment for that year.
Right to Recover Payments
     In the event of a material restatement of our financial results for any prior year (beginning with fiscal year 2007) for which incentives have been paid, the Committee may, in its discretion, recover all or part of previously-paid incentives or reduce the amount of incentives prospectively payable under the ROCICP.
Transferability
     Participants do not have the right to assign or otherwise transfer amounts to be received under the ROCICP.
Certain Federal Income Tax Consequences
     The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the ROCICP as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to us. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.
     In general, a participant in the ROCICP will be taxed at ordinary income tax rates on any cash incentive in the year received. Generally, we will receive a federal income tax deduction corresponding to the amount included in the participant’s income (subject to compliance with the Code Section 162(m) requirements described herein). We will withhold any amounts required by any governmental authority to be withheld with respect to incentive payments.
     Subject to Code Section 162(m) and certain reporting requirements, we will be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant.

We have no responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.
Code Section 409A
     Code Section 409A imposes certain requirements on compensation that is deemed under its provisions to involve deferred compensation. Awards granted under the ROCICP are designed to be exempt from Code Section 409A under the so-called “short term deferral” exception for payments made within 2 1/2 months following the end of the fiscal year during which the payments are earned. However, if Code Section 409A is deemed to apply to the ROCICP or any award, and the ROCICP and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will recognize as ordinary income in the year of non-compliance the amount of all awards deemed to be deferred compensation that is subject to Code Section 409A to the extent that the awards are not subject to a substantial risk of forfeiture. The participant will also be subject to an additional tax of 20% on all amounts includable in income, as well as interest charges under Code Section 409A dating back to the date that the substantial risk of forfeiture lapsed.
Performance-Based Compensation – Section 162(m) Requirements
     The ROCICP is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, our tax deduction for incentives paid under the ROCICP. As described above, Code Section 162(m) generally denies an employer a deduction for compensation in excess of $1,000,000 paid to covered employees of a publicly held corporation unless the compensation is exempt from the $1,000,000 limitation because it is “performance-based compensation” for purposes of Code Section 162(m).
New Plan Benefits
     As noted above, incentive payments under the ROCICP are based on attainment of performance goals. Since neither target incentives nor return-on-capital goals are known for future performance periods, it is not possible to determine at this time the exact amount of the awards that could be paid under the ROCICP in the future. Actual cash incentives that were paid to the executive officers for fiscal years 2007 and 2008 under the ROCICP are described in the Summary Compensation Table.
Directors’ Recommendation
     The Board of Directors unanimously recommends a vote FOR approval of the material terms of the Return on Capital Incentive Compensation Plan.
ITEM NUMBER THREE: RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
Independent Registered Public Accounting Firm
     The Audit Committee of the Board has selected Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending October 3, 2009. We are submitting the selection of the independent registered public accounting firm for shareholder ratification at the Annual Meeting. We expect a representative of Grant Thornton LLP to be present at the Annual Meeting and he or she will be available to respond to appropriate questions from shareholders.
     Our organizational documents do not require that our shareholders ratify the selection of our independent registered public accounting firm. If our shareholders do not ratify the selection, the Audit

Committee will reconsider whether to retain Grant Thornton LLP, but still may retain them nonetheless. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests.
Directors’ Recommendation
     The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2009.
Fees Paid to Independent Registered Public Accounting Firm
     During FY 2008, the services of the independent registered public accounting firm included the audit of the annual financial statements, a review of our quarterly financial reports to the SEC, services performed in connection with the filing of our proxy statement and our Annual Report on Form 10-K with the SEC, attendance at meetings with our Audit Committee and consultation on matters relating to accounting, financial reporting and tax-related matters. Our Audit Committee approved all services performed by Grant Thornton LLP in advance of their performance. Grant Thornton LLP has acted as the independent registered public accounting firm for the Company since its appointment on July 27, 2002. Neither Grant Thornton LLP nor any of its associates have any relationship to us or any of our subsidiaries except in its capacity as auditors.
     Set forth below is certain information relating to the aggregate fees billed by Grant Thornton LLP, for professional services rendered for the fiscal years 2007 and 2008.

Type of Fee	2007	2008
Audit Fees	$255,900	$257,630
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$255,900	$257,630
     Audit Fees. Audit Fees include fees for the recurring annual integrated audit of our financial statements, as well as assistance with the review of the quarterly financial reports and other documents filed with the SEC.
     Tax Fees. No fees related to tax matters or other services were paid to Grant Thornton LLP, in fiscal years 2007 or 2008.
     Audit-Related Fees. No fees for audit-related activities were paid to Grant Thornton LLP in fiscal years 2007 or 2008.
     All Other Fees. No fees for “other” services were paid to Grant Thornton LLP in fiscal years 2007 or 2008.
Pre-Approval Policies and Procedures
     Our Board has adopted an Audit Committee Pre-Approval Policy whereby the Audit Committee is responsible for pre-approving all Audit, Audit-Related, Tax and other Non-Audit Related Services to be performed by the independent auditors. The Board has authorized the Audit Committee Chair to pre-approve any Audit-Related, Tax or other Non-Audit Related Services that are to be performed by the independent auditors that need to be approved between Audit Committee meetings. Such interim pre-approvals shall be reviewed with the full Audit Committee at its next meeting for its ratification.

     The Audit Committee Pre-Approval Policy is available on our website at http://investor.insteel.com/documents.cfm.
     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
I. Overall Objectives
     Insteel operates in an industry that is both highly competitive and cyclical. The Executive Compensation Committee (the “Committee”) believes that the success of the Company requires experienced leadership that fully understands the realities of Insteel’s challenging business environment and has demonstrated superior business judgment as well as the ability to successfully manage and operate the business. The Committee’s goal in developing its executive compensation system has been to attract, motivate and retain executives who will be successful in this environment and thus enhance the value of the business for our shareholders.
     The Company is committed to “pay for performance” at all levels of the organization and accordingly a substantial proportion of each executive officer’s total compensation is variable, meaning the executive officer’s total compensation will be determined based upon the Company’s performance. The Committee does not currently have a fixed formula to determine the percentage of pay that should be variable, but reviews annually the mix between base salary and variable compensation to ensure that its goal of paying for performance will be achieved.
     The Committee also believes it is critically important to retain executive officers who have demonstrated their value to the Company. Accordingly, several elements of our compensation system are intended to provide strong incentives for executive officers to remain employed by us.
     The Committee has developed its executive compensation system with the assistance of an independent consultant, Mercer. Mercer reports directly to the Committee and takes direction from the Committee regarding the scope of services it provides. Mercer was not engaged to review our compensation program during FY 2008, but did comprehensively review the program, including the structure of our program and its overall competitiveness, in FY 2007. We anticipate that a comprehensive review will again be provided by an independent consultant in FY 2009. Mercer did not perform any other services for Insteel during our fiscal years 2007 or 2008, and it is the Committee’s policy that its independent consultant shall not perform other services for the Company. The Committee is responsible for establishing the CEO’s compensation, and it reviews and approves recommendations from the CEO regarding the compensation of other executive officers. The Committee regularly meets in executive session without members of management present, and may consult with Mercer as necessary during its deliberations. As noted above, the Committee did not consult with Mercer during FY 2008.
     Following are the features of the compensation system that support the attainment of the Committee’s fundamental objectives:

•	Attract, motivate and retain key executives by providing total compensation opportunities competitive with those provided to executives employed by companies of a similar size and/or operating in similar industries.
In formulating our approach to total compensation, the Committee has been advised by Mercer since 2005. We believe the individuals assigned by Mercer to our account have developed an in-depth knowledge of our business and the competitive environment for executive talent. Mercer has consulted with us on peer group analysis to benchmark our compensation system against systems of other companies of a similar size and/or in similar industries and has also assisted us with the design of our overall program.
The objective of our benchmarking process is to provide total compensation opportunities to our executive officers that are near the median of our peer group. Although comparisons to compensation levels in other companies are considered helpful in assessing the overall competitiveness of our compensation practices, the Committee does not feel the need to adhere precisely to the mathematical median, and it places a relatively greater emphasis on overall compensation opportunities rather than on setting each element of compensation at or near the median for that element.
•	Tightly link performance-based compensation to corporate performance.
o	Annual Incentive. As a public company, our goal is to create shareholder value. We face short-term and long-term challenges, and attempt to focus our executive officers on overcoming both sets of challenges. To motivate our executive officers to align their interests with those of our shareholders, we provide annual incentives which are designed to reward our executive officers for the attainment of our short-term goal, and long-term incentives which are designed to reward them for increases in our shareholder value over time. The annual incentive for senior executives is based entirely on the Company’s return on capital, which is a measure that incorporates both the generation of earnings and the management of the Company’s balance-sheet and is closely correlated with long-term shareholder returns.

o	Long-Term Incentives. At this time, our long-term incentives are entirely equity-based, comprised of 50% restricted stock and 50% options to purchase our stock. Use of these equity-based incentives ensures that their value is directly linked to changes in the price of our stock. Our long-term incentive program currently does not include a cash component.
•	Encourage long-term commitment to the Company.
We believe that the value provided by employees increases over time as they become increasingly knowledgeable about our industry, customers and competitors, as well as our business processes, people and culture. We believe that providing incentives for executive officers to remain with the Company will enhance the long-term value of the Company. Accordingly, we include programs such as Retirement Security

Agreements and Change-in-Control Severance Agreements as components of our executive compensation system to provide such incentives.
II. Overview of FY 2008 Compensation
     Our executive compensation system is composed of base salary; our Return on Capital Incentive Compensation Plan (“ROCICP”) which provides for annual incentive payments; long-term incentives (consisting of restricted stock and stock options); a supplemental retirement plan provided through Retirement Security Agreements with each executive officer; Change-in-Control Severance Agreements and (in the case of our CEO and CFO) Severance Agreements, each of which specifies payments and benefits upon, respectively, a change in control and involuntary termination; and certain other benefits such as medical, life and disability insurance and participation in the Company’s 401(k) retirement savings plan. We do not provide significant perquisites to executive officers.
A brief description of each element of our executive compensation system, as well as the objective of each element is set forth below.

Compensation Element	Description	Objective
Base Salary	Fixed cash compensation.	Provide basic level of income security.

Compensate executive officers for fulfilling basic job responsibilities.

Provide base pay commensurate with median salaries of peer group.

Attract and retain key executive officers.

ROCICP Annual Incentive Program	Variable cash compensation paid pursuant to a plan in which all corporate office employees participate.	Align executive compensation with shareholder interests because payment of the incentive is based on the creation of shareholder value.

Reward executive officers based on actual returns generated relative to the Company’s weighted average cost of capital.

Long-Term Incentives	Variable compensation granted 50% as restricted stock (vesting after three years) and 50% as stock options (vesting one-third each year for three years).	Further align executive compensation with shareholder interests, because the value of these incentives is directly linked to changes in the Company’s stock price.

Aid in retention and encourage long-term commitment to the Company.

Supplemental Retirement Plan	Non-qualified retirement plan providing additional income to executive officers for 15 years following retirement.	Aid in retention and encourage long-term commitment to the Company. Compensate for federal limits on qualified retirement plans.

Severance/Change-in-Control (“CIC”) Agreements	Our CEO and CFO have severance agreements that specify payments to them in the event of involuntary termination. All executive officers have CIC agreements specifying their rights related to termination of employment following a change in control of the Company.	Encourage long-term commitment to the Company. Focus executives on shareholder interests. Provide transition assistance in the event of job loss.

Other Benefits	Medical, life and disability insurance; 401(k) savings plan.	Provide insurance and basic retirement benefits of the same nature that other Company employees receive.

III. Process for Establishing Executive Compensation and Description of Elements
     Benchmarking. In connection with its review of executive officer compensation, the Committee requested that Mercer perform a comprehensive analysis of total direct compensation provided to Insteel executive officers for FY 2007. Mercer created a custom peer group of nine publicly-traded companies in the steel and building products industries which are of roughly comparable size and complexity to Insteel. In addition, Mercer consulted a number of published surveys containing compensation data for comparable executive positions in manufacturing companies with comparable size and complexity to Insteel. The nine publicly- traded companies in the peer group, and their ticker symbols, are as follows:
UNVL Universal Stainless and Alloy Products Inc. (USAP)
NN Inc. (NNBR)
LB Foster Co. (FSTR)
Brush Engineered Materials Inc. (BW)
NS Group, Inc. (NSS)
PW Eagle, Inc. (PWEI)
Olympic Steel, Inc. (ZEUS)
Steel Technologies, Inc. (STTX)
Gibraltar Industries, Inc. (ROCK)
Since it is the general policy of the Committee to engage an outside consultant to review its compensation programs every other year, Mercer was not engaged to review our FY 2008 compensation. The Committee did review the overall structure of our compensation system, as well as specific base salaries in FY 2008, and determined that the overall structure established in FY 2007 remains competitive. The Committee also reviewed specific compensation levels and determined it would make one change in base salary, as discussed below.
     Base Salaries. Base salaries are established by the Committee and reviewed annually. The Committee does not necessarily adjust salaries annually, and did not adjust them in FY 2008, with one exception. In establishing and adjusting base salaries, the Committee considers the following factors:
•	The executive’s performance;

•	The responsibilities of the executive;

•	The strategic importance of the position;

•	Competitive market compensation information;

•	Skills, experience and the amount of time the executive has served in the position; and

•	The Company’s recent performance and current business outlook.
     Following the period of February 2000 to March 2005 during which salaries of executive officers were frozen, the Committee gradually increased salaries of executive officers. The Committee had recently sought to establish base salaries between the 25th and 50th percentile of the peer group. The Committee did not provide salary increases to our executive officers during the fiscal year, except that it provided an increase of $10,000 in annual base salary rate to Mr. Petelle, our most recently-hired executive officer. The Committee provided this increase based on competitive market conditions and to recognize Mr. Petelle’s performance during his first year with Insteel.
     Annual Incentive. For a number of years, executive officers of Insteel have earned annual incentive compensation pursuant to our ROCICP. This plan applies to all of our sales and administrative employees, with target annual incentive payments varying from 10% to 50% of annual base salary during FY 2008, and payments capped at twice the target incentive level. The target annual incentive payments for executive officers of the Company during FY 2008 were 50%of the executive’s annual base salary.

Based on peer group information, the Committee believes our annual incentive opportunity for executive officers at maximum award levels is somewhat greater than the median for peer group companies, bringing potential total cash compensation near the median for our peer group. The Committee believes this balance between base salaries and annual cash incentives is appropriate, in that our executive officers’ cash compensation will be near the median for our peer group only if our short-term goals are achieved, and will exceed the median in the event of excellent performance.
     For FY 2008, we calculated our weighted average cost of capital (“WACC”) to be 15%. Since we were debt free in FY 2008, we established the WACC as the return that we believe would be expected by a prudent investor in our stock. Attaining a return equal to our WACC would result in the payout of incentive compensation at the target bonus level. The performance level at which the maximum incentive payment would be earned was set at 20% of the beginning of the year invested capital (WACC + 5%) while the minimum threshold at which an incentive payment would be earned was set at 10% of the beginning of the year invested capital (WACC — 5%). The Company’s actual return on beginning of the year invested capital for FY 2008 was 33.1%. Since maximum incentive payments were earned for achievement of a 20% or greater return on capital, executive officers received incentive payments under the ROCICP equal to 100% (2 x 50%) of their base compensation for the prior twelve-month period.
     The Committee continues to believe that return on invested capital is an appropriate metric for the annual incentive in that it is driven off both the generation of earnings as well as responsible management of Company assets, and is highly correlated with long-term shareholder returns. The amounts earned annually under the ROCICP are established strictly by formula. The ROCICP does not provide for increasing or decreasing the annual incentive based on subjective factors.
     During FY 2007, our Board of Directors amended the ROCICP to clarify that in the event of a material restatement of earnings, the Board has the right to recover payments previously made under the ROCICP, or to reduce future payments. In making a determination whether and from whom to recover previously paid awards, or to reduce future awards, the Committee will consider the amount of the restatement, the reason for the restatement, the role played by any executive officers in the actions and decisions leading to the restatement and any other factors the Committee deems relevant.
     Long Term Incentives. Our long-term incentives are currently entirely equity-based, consisting of 50% restricted stock and 50% stock options. These incentives are granted under our 2005 Equity Incentive Plan. The targeted amount of the awards was established by the Committee, with input from Mercer in FY 2007. At that time, the targeted value of equity awards was increased to bring such awards near the median for executives holding similar positions with the peer group of companies. The targeted value of these awards remained the same in FY 2008. The ultimate value realized by executives who receive long-term incentives is directly linked to changes in the Company’s stock price.
     The restricted stock and stock options are awarded in two equal tranches effective on the date of the Company’s February annual meeting and the date that is six months after the annual meeting. These dates are typically about three weeks after release of our quarterly financial results. The Committee believes that providing these awards on predetermined dates that closely follow the reporting of our quarterly financial results is most appropriate. As noted in the section headed “Grants of Plan-Based Awards” below, the only recent exception to this policy involved an award of restricted stock in connection with the employment of Mr. Petelle in FY 2007.
     The number of shares of restricted stock and the number of stock options to be awarded to each of our executive officers on each grant date is calculated based on the closing price on such date. For example, the target value of long-term incentives granted to Mr. Woltz III during FY 2008 was established by the Committee at $600,000 based on benchmarking data provided by Mercer during FY 2007. Accordingly, he received the awards of restricted stock and stock options in the amounts shown below on the dates indicated. Since the value of each grant of options and restricted stock is pre-determined by the Committee, and the awards occur on pre-established dates, management does not participate in the process of granting these options and restricted stock.

Date	Type of Grant	No. of Shares	Closing Price	Value
2/19/08	Restricted Stock	13,452	$11.15	$149,990
2/19/08	Stock Options	28,791	$11.15	$150,001
8/19/08	Restricted Stock	8,987	$16.69	$149,993
8/19/08	Stock Options	15,957	$16.69	$149,996
     The value of each share of Company stock subject to a stock option was established by our independent consultant for the Committee based on a Monte Carlo option valuation model. The value of each share of stock subject to a grant of option on February 19, 2008 was established at $5.21 per option share on that date, and at $9.40 per share on August 19, 2008. The values of the equity grants shown above reflect the full fair value on each award date, as compared with amounts shown in the Summary Compensation Table below, which (as required by SEC regulations) reflect the annual accounting cost to the Company of these, as well as previously awarded, equity grants in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” as interpreted by Staff Accounting Bulletin No. 107 (“SFAS 123R”). Prior to FY 2008, we used a different option valuation method to determine how many option shares to grant to executive officers. We changed to the Monte Carlo valuation model in order to be consistent with the valuation method that we use for financial reporting purposes.
     Prior to FY 2008, dividends on restricted shares were reinvested, and additional shares added as a result of reinvestment were vested and paid on the same schedule as the related restricted shares. Beginning in FY 2008, dividends on restricted shares have been paid in cash. We made this change to eliminate the administrative burden associated with issuing relatively small amounts of additional restricted shares in connection with payment of our quarterly dividend.
     We have not adopted formal stock ownership guidelines for our executive officers, since our executive officers with long service have generally been significant owners of our stock.
     Retirement Benefits. Our executive officers each participate in the 401(k) “defined contribution” plan that is available to substantially all Company employees. Under this plan the Company will match 50% of a participant’s contribution up to 7% of the participant’s eligible compensation. However, certain IRS regulations place significant limits on the ability of our executive officers to defer the same portion of their compensation as other participants and to receive a Company match at the same rate as other participants. To help compensate for these limits, and also to provide significant incentives for executives to remain employed by the Company, the Committee has established a supplemental retirement plan (“SRP”) in which certain Company executives, including all its executive officers, participate. An executive officer is eligible for the full benefit under the SRP if he remains employed by us for a period of at least 30 years. In that case, we will pay the executive officer, during the 15-year period following the later of (i) retirement, or (ii) reaching age 65, a supplemental retirement benefit equal to 50% of the executive officer’s average annual base salary for the five consecutive years in which he received the highest base salary in the 10 years preceding retirement.
     An executive officer may receive reduced benefits under our SRP if he retires prior to completing 30 years of service, so long as the executive has reached at least age 55 and has completed at least 10 years of service. In this event, the amount of the benefit will be reduced by 1/360th for each month short of 360 months that he was employed by us.

     In the case of Mr. Woltz III, we have agreed that, if he retires at age 65 or later, the annual payment to him for the 15 years following such retirement will not be less than $221,523 which is the level of benefit originally provided for him at the inception of the plan in 1984.
     Under the SRP, we also provide for pre-retirement disability and death benefits. The disability benefit is payable to an executive officer if, due to disability, his employment terminates before reaching age 65 or completing 30 years of service. In this event, we would pay him, during the 10-year period following the date of disability, a supplemental retirement benefit that, when added to the benefits received (if any) by the executive officer under our long-term disability insurance plan for employees, is equal to 100% of the executive officer’s highest average annual base salary for five consecutive years in the 10-year period preceding the date on which his disability occurred. If the long-term disability insurance payments end prior to the end of the 10-year period, the Pre-retirement Disability Benefit will continue for the remainder of the 10-year period in an amount equal to 50% of his highest average annual base salary for five consecutive years in the 10-year period preceding the date on which his disability occurred.
     The death benefit is payable in the event that the executive officer dies while employed by us. In this event, we will pay to the executive officer’s beneficiary, for a term of 10 years following his death, a supplemental death benefit in an amount equal to 50% of his highest average annual base salary for five consecutive years in the 10-year period preceding the date of his death.
Severance and Change-in-Control Severance Agreements.
     Severance Agreements. We have entered into Severance Agreements with each of Mr. Woltz III and Mr. Gazmarian. The Severance Agreements provide certain termination benefits in the event that the employment of Mr. Woltz or Mr. Gazmarian is terminated without cause (as defined in each Severance Agreement) by us. Each Severance Agreement provides for automatic one-year renewal terms unless we or Mr. Woltz or Mr. Gazmarian provide prior notice of termination.
     Neither Mr. Woltz nor Mr. Gazmarian would be entitled to termination benefits under a Severance Agreement (i) if his employment with us is terminated for cause, or (ii) if he is entitled to receive benefits under the Change-in-Control Severance Agreement described in the following section.
     Under the terms of the Severance Agreements, if Mr. Woltz or Mr. Gazmarian were terminated without cause, each would receive a lump sum severance payment equal to one and one-half times his annual base salary, and the continuation of health and welfare benefits (including payments of premiums for “COBRA” coverage), for 18 months following termination. In addition, all stock options and restricted stock awards outstanding immediately prior to termination would vest and, in the case of options, become exercisable for the remainder of the term provided for in the original agreement relating to each grant of options. Finally, we would pay up to $15,000 for outplacement services for Mr. Woltz or Mr. Gazmarian.
     Any termination benefits payable under a Severance Agreement are subject to reduction if necessary to avoid the application of the “golden parachute” rules of Section 280G and the excise tax imposed under Section 4999 of the Internal Revenue Code.
     Change-in-Control Severance Agreements. We have entered into Change-in-Control Severance Agreements with each of our executive officers. These agreements specify the terms of separation in the event that termination of employment occurs following a change in control. The initial term of each agreement is two years and the agreements provide for subsequent automatic one-year renewal terms unless we or the executive officer provides notice of termination. The agreements do not provide assurances of continued employment, nor do they specify the terms of an executive officer’s termination should the termination occur in the absence of a change in control.
     Under the terms of these agreements, in the event of termination within two years of a change of control, Messrs. Woltz III and Gazmarian would receive severance benefits equal to two times base salary, plus two times the average bonus for the prior three years and the continuation of health and welfare benefits (including payment of premiums for “COBRA” coverage) for two years following termination. Messrs. Wagner and Petelle would receive severance benefits equal to one times base salary, plus one times the average bonus for the prior three years and the continuation of health and welfare benefits (including payment of premiums for “COBRA” coverage) for one year following termination. In addition, all stock options and restricted stock awards outstanding immediately prior to termination would vest and, in the case of options, become exercisable for the remainder of the term provided for in the original agreement relating to each grant of options. Finally, we would pay up to $15,000 for outplacement services for Messrs. Woltz III, Gazmarian, Wagner and Petelle.
     Any termination benefits payable under a Change-in-Control Severance Agreement are subject to reduction if necessary to avoid the application of the “golden parachute” rules of Section 280G and the excise tax imposed under Section 4999 of the Internal Revenue Code.
     We believe the Severance Agreements and Change-in-Control Severance Agreements encourage long-term commitment to us and help focus executives on shareholder interests.
     Broad-Based Employee Benefits. Our executive officers participate in employee benefit plans that are offered to all employees, such as health, life and disability insurance and our 401(k) retirement savings plan. Our salaried employees are entitled to designate a beneficiary who will receive a death benefit in the event of the employee’s death while he is employed by us. The amount of the death benefit is determined by the employee’s salary grade. The death benefit payable to beneficiaries of each of our executive officers is $500,000. We maintain “split dollar” life insurance policies on a broad group of employees, including each of our executive officers, to fund the payment of the death benefit. Proceeds of these policies are payable to us.
     Our broad-based employee benefit programs are reviewed periodically to ensure that these programs are adequate based on competitive conditions as well as cost considerations.
     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year, although certain “performance-based” compensation is not subject to the deduction limit. We generally seek to maximize the deductibility for tax purposes of all elements of compensation. Taxable compensation paid to our CEO for FY 2008 did exceed the $1 million limit by about $30,000 and it is possible that the compensation to be paid to the CEO or other executive officers could exceed the limit in future years.
     The Board has decided at this time to amend the ROCICP and to submit it to our shareholders for approval, as set forth in Proposal No. 2, in order to ensure full deductibility under Section 162(m) of the annual incentive compensation we pay our executive officers. The Committee periodically reviews applicable tax provisions, such as Section 162(m), and may revise compensation plans from time to time to maximize deductibility. In addition, although the Committee’s current intention is to ensure full deductibility of future compensation, it retains the flexibility to take actions it deems necessary to attract, motivate and retain executive officers who will help us achieve our business goals.

Executive Compensation Committee Report
     The Executive Compensation Committee of the Company’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on this review and discussion, the Executive Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended September 27, 2008.
     This Executive Compensation Committee report shall be deemed furnished in our Annual Report on Form 10-K for the year ended September 27, 2008, is otherwise not incorporated by reference into any of our previous filings with the SEC and is not to be deemed “soliciting material” or incorporated by reference into any of our future filings with the SEC, irrespective of any general statement included in any such filing that incorporates the Annual Report on Form 10-K referenced above or this proxy statement by reference, unless such filing explicitly incorporates this report.
The Executive Compensation Committee
William J. Shields, Chairman
Charles B. Newsome
C. Richard Vaughn

Summary Compensation Table
     The following table and accompanying footnotes provide information regarding compensation of our Chief Executive Officer, Chief Financial Officer and our two other executive officers for the fiscal year ended September 27, 2008.
SUMMARY COMPENSATION TABLE

						Change in
						Pension Value
						And
					Non-Equity	Nonqualified
					Incentive	Deferred
Name and			Stock	Option	Plan	Compensation	All Other
Principal		Salary	Awards[3]	Awards[3]	Compensation[4]	Earnings[5]	Compensation[6]	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
H. O. Woltz III	2008	430,000	212,482	216,155	430,000	-0-	15,711	1,304,348
President and CEO	2007	421,346	145,602	161,702	421,346	9,600	14,242	1,173,838

Michael C. Gazmarian	2008	250,000	96,446	97,392	250,000	3,500	9,434	706,772
Vice President, CFO and Treasurer	2007	244,808	65,414	71,710	244,808	18,700	7,814	653,254

James F. Petelle	2008	156,154	34,828	30,794	156,154	13,400	24,784	416,114
Vice President — Administration and Secretary1.	2007	141,346	15,696	9,209	141,346	14,700	31,899	354,196

Richard T. Wagner	2008	220,000	96,446	97,392	220,000	4,500	8,651	646,989
Vice President — General Manager, Insteel Wire Products[2]	2007	213,077	65,414	71,710	192,308	16,600	7,858	566,967

1.	Mr. Petelle became an employee of the Company on October 16, 2006 and an executive officer in November 2006.

2.	Mr. Wagner became an executive officer in February 2007.

3.	Amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year indicated, in accordance with SFAS No.123R, disregarding estimated forfeitures. The amounts therefore reflect the accounting expense of awards granted in and prior to each such fiscal year, and do not reflect the actual value, if any, that may be received by executive officers for their awards. Assumptions used in the calculation of this amount for FY 2008 are set forth in Note 5 of our consolidated financial statements as reported in our Annual

Report on Form 10-K for the year ended September 27, 2008 filed with the SEC. Dividends on restricted shares are currently paid in cash and are reported in the “All Other Compensation” column.

4.	Amounts reported represent cash incentive amounts accrued under our ROCICP. These amounts were earned and accrued during FY 2008, but paid shortly after the end of the fiscal year.

5.	Amounts reported for each fiscal year represent the increase in the present actuarial value during such fiscal year of the executive officer’s accumulated benefits under our RSP determined using interest rate assumptions consistent with those set forth in Note 8 of our consolidated financial statements as reported in our Annual Report on Form 10-K for the year ended September 27, 2008 filed with the SEC. These assumptions reflect an increase in the discount rate from 6.00% at the end of FY 2006 to 6.25% at the end of FY 2007, and an increase to 7.00% at the end of FY 2008. As a result of the increase in the assumed discount rate for FY 2008, the present actuarial value of Mr. Woltz III’s accumulated benefit under our SRP actually decreased by $67,700, but (as required by SEC regulations), no change is reflected in this column. If the discount rate assumption had not been changed during FY 2008, the amounts reported in this column for FY 2008 would have been as follows: Mr. Woltz, $58,500; Mr. Gazmarian, $34,300; Mr. Petelle $16,200; Mr. Wagner, $34,300. The executive officer may not be fully vested in the amounts reflected herein. We do not currently offer any program for deferring compensation and therefore there were no above-market earnings on deferrals that were required to be reported in this column.

6.	Amounts shown for FY 2008 include (i) dividends paid on restricted shares owned by executive officers; (ii) the current dollar value attributed by the IRS to the death benefit program we provide to our executive officers; (iii) the amount of matching funds paid into our Retirement Savings Plan on behalf of the executive officers; and (iv) in the case of Mr. Petelle, reimbursement for relocation expenses, and tax gross-up on such reimbursement. The following table shows the amount of each component described above.

	Dividends Paid		401(k)		Tax Gross-up
	on Restricted	Death Benefit	Matching	Relocation	of Expense
	Shares	Value	Payments	Expenses	Reimbursement
Name	($)	($)	($)	($)	($)
H. O. Woltz III	4,956	1,134	9,621	-0-	-0-
Michael C. Gazmarian	2,245	958	6,231	-0-	-0-
James F. Petelle	709	2,340	4,370	9,000	8,365
Richard T. Wagner	2,245	891	5,515	-0-	-0-
Grants of Plan-Based Awards
     The following table provides information regarding (1) annual incentive compensation payments to our executive officers under our ROCICP, and (2) the value of stock options and restricted stock awarded to our executive officers during FY 2008 under our 2005 Equity Incentive Plan.
     Under the ROCICP, the maximum incentive was earned during FY 2008, and therefore the amounts under the column headed “maximum” were paid to the executive officers subsequent to the close of the fiscal year.
     Beginning with our FY 2006, our practice has been to grant equity awards (stock options and restricted stock) on two dates each fiscal year: the date of our annual shareholders’ meeting and the date that is six months after the shareholders’ meeting. The one exception to this practice occurred in FY 2007 when we granted 1,695 shares of restricted stock to Mr. Petelle in connection with the commencement of his employment with us. This grant was made on November 14, 2006, the date Mr. Petelle was elected an executive officer by our Board of Directors.
     Stock options have a 10-year term and vest in equal annual increments of one-third of the amount of each grant on the first, second and third anniversaries of the grant date. Options are priced at the closing price of our stock on the date of grant, as reported on NASDAQ. The restrictions on restricted stock lapse three years after the date of award. During the restricted period, our executives may vote the shares, but may not sell or transfer them or use them as collateral. Prior to and throughout FY 2007, our practice with respect to dividends on restricted stock was that the dividends were used to purchase additional shares of restricted stock. Beginning in FY 2008, dividends on restricted shares were paid in cash.
     Generally, stock options and restricted stock are subject to forfeiture if an executive officer leaves our employ for reasons other than death, disability or retirement prior to vesting or lapse of restrictions. Pursuant to the Severance Agreements we have with Messrs. Woltz III and Gazmarian, vesting of stock options and lapse of restrictions on restricted stock will accelerate in connection with a termination without cause. For all of our executive officers, if employment with us terminates due to death, disability or retirement, or without cause in connection with a change in control pursuant to the terms of our Change-in-Control Severance Agreements, the vesting of stock options and lapse of restrictions on restricted stock will accelerate.
GRANTS OF PLAN-BASED AWARDS

						All Other
					All	Option
					Other	Awards:		Grant
					Stock	Number		Date Fair
					Awards:	of	Exercise	Value of
		Estimated Possible Payouts			Number	Securities	or Base	Stock
		Under Non-Equity Incentive Plan			of	Under-	Price of	and
		Awards[2]			Shares	lying	Option	Option
	Grant				of Stock	Options	Awards	Awards
Name	Date[1]	Threshold ($)	Target ($)	Maximum ($)	(#)	(#)[3]	($/share)	($)[4]
H. O. Woltz III	N/A		215,000	430,000
	2/19/08				13,452	28,791	11.15	299,895
	8/19/08				8,987	15,957	16.69	290,787

Michael C. Gazmarian	N/A		125,000	250,000
	2/19/08				6,166	13,196	11.15	137,457
	8/19/08				4,119	7,314	16.69	133,280

James F. Petelle	N/A		78,077	156,154
	2/19/08				2,466	5,278	11.15	54,976
	8/19/08				1,648	2,926	16.69	53,321

Richard T. Wagner	N/A		110,000	220,000
	2/19/08				6,166	7,314	11.16	137,457
	8/19/08				4,119		16.69	133,280

1.	The options granted on the dates shown in this column were granted under our 2005 Equity Incentive Plan, as amended.

2.	Our incentive award program is considered a non-equity incentive plan and is discussed above under “Compensation Discussion and Analysis.” There is no threshold amount payable under the program. The amounts shown in the “Target” column reflect each executive officer’s target bonus percentage of base salary set by the Executive Compensation Committee for FY 2008. The amounts shown in the “Maximum” column reflect the maximum amount payable to each executive officer under the program based on his target bonus percentage. The amount actually awarded to each executive officer under the program is set forth above in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.” All amounts awarded under the program for FY 2008 were paid in November 2008.

3.	For each option, the exercise price per share is the closing price of our common stock on the NASDAQ Global Select Market on the grant date.

4.	Represents the grant date fair value computed in accordance with SFAS No. 123R. The actual value an executive officer may receive depends on the market price of our stock, and there can therefore be no assurance that amounts reflected in this column will actually be realized.
     Our equity-based compensatory awards for FY 2008 were issued pursuant to our 2005 Equity Incentive Plan, which was previously approved by our shareholders. The maximum number of shares issuable under that plan may not exceed 1,770,000 shares, and awards settled in cash and shares subject to awards that were forfeited, canceled, terminated, expire or lapse for any reason do not count against this limit. Awards that may be granted under the plan include incentive options and non-qualified options, restricted stock awards and restricted units, and performance awards. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting our capitalization. The plan is administered by our Executive Compensation Committee. Subject to the terms of the plan, the Executive Compensation Committee has authority to take any action with respect to the plan, including selection of individuals to be granted awards, the types of awards and the number of shares of common stock subject to an award, and determination of the terms, conditions, restrictions and limitations of each award.
     Additional discussion regarding factors that may be helpful in understanding the information included in the Summary Compensation Table and Grants of Plan-Based Awards table is included above under “Compensation Discussion and Analysis.”
Outstanding Equity Awards at Fiscal Year End 2008
     The following table provides information regarding unexercised stock options and unvested stock awards held by our executive officers as of September 27, 2008, the last day of our fiscal year 2008. All values in the table are based on a market value of our common stock of $14.01, the closing price reported on NASDAQ on September 26, 2008, the last trading day during FY 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
						Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable[1]	Unexercisable[1]	Price ($)	Date	Vested (#)[2]	Vested ($)
H. O. Woltz III	17,826	-0-	9.12	3/4/2015	47,913	671,261
	11,532	-0-	6.89	7/26/2015
	6,096	3,048	15.64	2/14/2016
	4,246	2,123	20.26	8/14/2016
	4,799	9,596	17.11	2/13/2017
	3,960	7,918	20.27	8/13/2017
	0	28,791	11.15	2/19/2018
	0	15,957	16.69	8/19/2018

Michael C. Gazmarian	5,301	-0-	9.12	3/4/2015	21,847	306,076
	3,430	-0-	6.89	7/26/2015
	2,720	1,360	15.64	2/14/2016
	1,894	947	20.26	8/14/2016
	2,200	4,398	17.11	2/13/2017
	1,815	3,629	20.27	8/13/2017
	-0-	13,196	11.15	2/19/2018
	-0-	7,314	16.69	8/19/2018

James F. Petelle	880	1,759	17.11	2/13/2017	8,786	123,092
	726	1,452	20.27	8/13/2017
	-0-	5,278	11.15	2/19/2018
	-0-	2,926	16.69	8/19/2018

Richard T. Wagner	5,301	-0-	9.12	3/4/2015	21,847	306,076
	3,430	-0-	6.89	7/26/2015
	2,720	1,360	15.64	2/14/2016
	1,894	947	20.26	8/14/2016
	2,200	4,398	17.11	2/13/2017
	1,815	3,629	20.27	8/13/2017
	-0-	13,196	11.15	2/19/2018
	-0-	7,314	16.69	8/19/2018

1.	All of these options have become exercisable or will become exercisable as to one-third of the total number or shares covered by such option on each of the first, second and third anniversary of the grant date. The grant date in each case is 10 years prior to the option expiration date.

2.	These shares of restricted stock will vest on the third anniversary of the date of grant. The number of shares that will vest on future dates is shown in the following chart.

	2/14/09	8/14/09	11/18/09	2/13/10	8/13/10	2/19/11	8/19/11
H.O. Woltz III	5,242	4,036	—	8,796	7,400	13,452	8,987
Michael C. Gazmarian	2,338	1,801	—	4,031	3,392	6,166	4,119
James F. Petelle	—	—	1,703	1,612	1,357	2,466	1,648
Richard T. Wagner	2,338	1,801	—	4,031	3,392	6,166	4,119

Options Exercised and Stock Vested During Fiscal Year
     The following table provides information regarding compensation earned by our executive officers as a result of vesting of restricted stock during FY 2008. No executive officer exercised stock options during FY 2008.

	Option Awards		Stock Awards
	No. of
	Shares
	Acquired on	Value	No. of Shares
	Exercise	Realized on	Acquired on	Value Realized on
Name	(#)	Exercise ($)	Vesting (#)	Vesting ($)
H. O. Woltz III	0	0	18,207	200,095
Michael C. Gazmarian	0	0	8,122	89,261
James F. Petelle	0	0	0	0
Richard T. Wagner	0	0	8,122	89,261
Pension Benefits
     Through individual agreements, we provide supplemental retirement benefits to our executive officers which provide for payments to them for a 15-year period beginning on the later of (i) retirement or (ii) reaching age 65. The maximum annual benefit payable under the supplemental retirement plan provided through each executive officer’s Retirement Security Agreement (each, an “SRP”) is equal to 50% of the executive officer’s annual base salary for the five consecutive years in which he received the highest salary during the 10 years prior to retirement. Only base salary is included in the calculation of the benefit under the SRP.
     To receive the maximum benefit under the SRP, the executive officer must be employed by us for at least 30 years. An executive officer will receive reduced benefits under the SRP if he is employed by us for at least 10 years and retires at or after reaching age 55. None of our executive officers currently meet the minimum qualification for reduced retirement benefits under the SRPs. For more information regarding the SRPs, see the discussion above under the heading “Retirement Benefits” in the “Compensation Discussion and Analysis” section of this proxy statement.
     The following table shows the present value of the accumulated benefit as of September 27, 2008 payable at, following or in connection with retirement to each of our executive officers, including the number of years of service credited to each.

	PENSION BENEFITS
			Present Value of
		Number of Years	Accumulated	Payments During
Name	Plan Name	Credited Service (#)	Benefit ($)	Last Fiscal Year ($)
H. O. Woltz III	Retirement Security Agreement	30	868,600	-0-

Michael C. Gazmarian	Retirement Security Agreement	14	180,900	-0-

James F. Petelle	Retirement Security Agreement	2	28,100	-0-

Richard T. Wagner	Retirement Security Agreement	16	175,300	-0-
Potential Payments Upon Termination or Change in Control
     The discussion and tables below describe the potential payments that could be received by each of the executive officers if the executive officer’s employment was terminated on September 26, 2008, the last business day of our fiscal year. The amounts in the tables for stock options and restricted stock represent the value of the awards that vest as a result of the termination of the executive officer’s employment. For purposes of valuing the stock options and restricted stock, the amounts below are based on a per share price of $14.01, which was our closing price as reported on NASDAQ on September 26, 2008, the last trading day during FY 2008.

	Benefits and Payments Upon Termination

			Termination
			without Cause
			or for Good
		Termination	Reason after
	Voluntary	without	Change
	Termination	Cause	in Control	Retirement	Death	Disability
H. O. Woltz III
Salary Continuation[1]	$0	$0	$860,000	$0	$0	$1,350,277
Severance Payment[2]	0	645,000	418,526	0	0	0
Stock Options[3]	0	82,342	82,342	82,342	82,342	82,342
Restricted Stock[4]	0	671,261	671,261	671,261	671,261	671,261
Benefits[5]	0	28,004	37,338	0	0	0
Outplacement	0	15,000	15,000	0	0	0
Supplemental Retirement Plan[6]	0	0	868,600	0	1,231,100	1,231,100
Death Benefit[7]	0	0	0	0	500,000	0

Total	$0	$1,441,607	$2,953,067	$753,603	$2,484,703	$3,334,980

			Termination
			without Cause
			or for Good
			Reason after
	Voluntary	Termination	Change
	Termination	without Cause	in Control	Retirement	Death	Disability
Michael C. Gazmarian
Salary Continuation[1]	$0	$0	$500,000	$0	$0	$1,469,393
Severance Payment[2]	0	375,000	243,141	0	0	0
Stock Options[3]	0	37,741	37,741	37,741	37,741	37,741
Restricted Stock[4]	0	306,076	306,076	306,076	306,076	306,076
Benefits[5]	0	28,004	37,338	0	0	0
Outplacement	0	15,000	15,000	0	0	0
Supplemental Retirement Plan[6]	0	0	180,900	0	788,664	788,664
Death Benefit[7]		0	0	0	500,000	0

Total	$0	$761,821	$1,320,196	$343,817	$1,632,481	$2,601,874

1.	The amounts under the “Change-in-Control” column would be paid to Messrs. Woltz III and Gazmarian on a semi-monthly basis for a period of two years, pursuant to their respective change- in-control severance agreements. The amounts under the “Disability” column represent the lump-sum present value of bi-weekly payments which Messrs. Woltz and Gazmarian would be entitled to receive, pursuant to our disability insurance program, until their “normal retirement age” as defined by the Social Security Act, in the event of disability on September 26, 2008.

2.	These amounts would be paid to Messrs. Woltz III and Gazmarian in a lump sum following termination without cause, pursuant to their severance agreements, or in the event of a termination following a change in control, pursuant to their change-in-control severance agreements.

3.	These amounts represent the difference between the market value of Insteel stock on September 26, 2008 and the option strike prices for unvested options that would vest (i) pursuant to the terms of the option grant agreements in the event of retirement, death or disability; (ii) pursuant to the terms of the severance agreement in the event of termination without cause; and (iii) pursuant to the terms of the change-in-control severance agreement in the event of termination following a change in control.

4.	These amounts represent the market value of restricted shares on September 26, 2008 on which restrictions would lapse (i) pursuant to the terms of the restricted stock agreements in the event of retirement, death or disability; (ii) pursuant to the terms of the severance agreement in the event of termination without cause; and (iii) pursuant to the terms of the change-in-control severance agreement in the event of termination following a change in control.

5.	These amounts represent premiums for medical and dental insurance which would be paid by us for 18 months following termination without cause and 24 months following termination after a change in control.

6.	The amounts under the “Change-in-Control” column represent the lump-sum present value of the accumulated benefit on September 26, 2008 of the SRP and would be payable to Messrs. Woltz and Gazmarian in a lump sum under their change-in-control severance agreements in the event of a termination following a change in control. The amounts under the “Death” and “Disability” columns represent the estimated lump-sum present value of bi-weekly payments which Messrs. Woltz and Gazmarian (or their heirs) would have been entitled to receive for a 10-year period pursuant to the SRP in the event of death or disability on September 26, 2008.

7.	These amounts would be payable to the heirs of Messrs. Woltz and Gazmarian in the event of their death, pursuant to our death benefit program.

			Termination
			without Cause
			or for Good
		Termination	Reason after
	Voluntary	without	Change
	Termination	Cause	in Control	Retirement	Death	Disability
James. F. Petelle
Salary Continuation[1]	$0	$0	$160,000	$0	$0	$591,331
Severance Payment[2]	0	0	160,000	0	0	0
Stock Options[3]	0	0	15,095	15,095	15,095	15,095
Restricted Stock[4]	0	0	123,092	123,092	123,092	123,092
Benefits[5]	0	0	10,819	0	0	0
Outplacement	0	0	15,000	0	0	0
Supplemental Retirement Plan[6]	0	0	28,100	0	544,328	544,328
Death Benefit[7]	0	0	0	0	500,000	0

Total	$0	$0	$512,106	$138,187	$1,182,515	$1,273,846

			Termination
			without
			Cause or for
		Termination	Good Reason
	Voluntary	without	after Change
	Termination	Cause	in Control	Retirement	Death	Disability
Richard T. Wagner
Salary Continuation[1]	$0	$0	$220,000	$0	$0	$1,310,053
Severance Payment[2]	0	0	184,103	0	0	0
Stock Options[3]	0	0	37,741	37,741	37,741	37,741
Restricted Stock[4]	0	0	306,076	306,076	306,076	306,076
Benefits[5]	0	0	7,029	0	0	0
Outplacement	0	0	15,000	0	0	0
Supplemental Retirement Plan[6]	0	0	175,300	0	708,026	708,026
Death Benefit[7]	0	0	0	0	500,000	0

Total	$0	$0	$945,249	$343,817	$1,551,843	$2,361,896

1.	The amounts under the “Change-in-Control” column would be paid to Messrs. Petelle and Wagner on a semi-monthly basis for a period of one year, pursuant to their respective change-in-control severance agreements. The amounts under the “Disability” column represent the lump-sum present value of bi-weekly payments which Messrs. Petelle and Wagner would be entitled to receive, pursuant to our disability insurance program, until their “normal retirement age” as defined by the Social Security Act, in the event of disability on September 26, 2008.

2.	These amounts would be paid to Messrs. Petelle and Wagner in a lump sum in the event of a termination following a change in control, pursuant to their change-in-control severance agreements.

3.	These amounts represent the difference between the market value of Insteel stock on September 26, 2008 and the option strike prices for unvested options that would vest (i) pursuant to the terms of the option grant agreements in the event of retirement, death or disability; and (ii) pursuant to the terms of the change-in-control severance agreement in the event of termination following a change in control.

4.	These amounts represent the market value of restricted shares on September 26, 2008 on which restrictions would lapse (i) pursuant to the terms of the restricted stock agreements in the event of retirement, death or disability; and (ii) pursuant to the terms of the change-in-control severance agreement in the event of termination following a change in control.

5.	These amounts represent premiums for medical and dental insurance which would be paid by us for 12 months following termination after a change in control.

6.	The amounts under the “Change-in-Control” column represent the lump-sum present value of the accumulated benefit on September 26, 2008 of the SRP and would be payable to Messrs. Petelle and Wagner in a lump sum under their change-in-control severance agreements in the event of a termination following a change in control. The amounts under the “Death” and “Disability” columns represent the estimated lump-sum present value of bi-weekly payments which Messrs. Petelle and Wagner (or their heirs) would have been entitled to receive for a 10-year period pursuant to the SRP in the event of death or disability on September 26, 2008.

7.	These amounts would be payable to the heirs of Messrs. Petelle and Wagner in the event of their death, pursuant to our death benefit program.
DIRECTOR COMPENSATION
     Mr. Woltz III, our CEO, receives no additional compensation for serving on our board of directors. In January 2007, we increased the quarterly cash retainer we pay to non-employee directors from $7,500 to $10,000, and increased the additional quarterly cash retainer for committee chairmen from $750 to $1,250. In addition, we make an annual grant of restricted stock, with a one-year vesting period, to our non-employee directors on the date of our annual shareholders’ meeting. The fair value of the annual grant is currently established at $40,000, with the number of shares determined based on our closing price reported on NASDAQ on the date of our annual meeting. We do not pay additional “meeting fees” to directors for attendance at board and committee meetings.
     The following table shows the compensation we provided to our non-employee directors during FY 2008. Note that Mr. Rogers II succeeded Mr. Pechota as Chairman of the Audit Committee during FY 2008.

			All Other
	Fees Earned or Paid		Compensation
Name	in Cash ($)	Stock Awards ($)[1]	($)[2]	Total ($)
Louis E. Hannen	40,000	39,995	356	80,354
Charles B. Newsome	40,000	39,995	356	80,354
Gary L. Pechota	41,250	39,995	356	81,604
W. Allen Rogers II	43,750	39,995	356	84,104
William J. Shields	45,000	39,995	356	85,354
C. Richard Vaughn	40,000	39,995	356	80,354
Howard O. Woltz, Jr.	45,000	39,995	356	85,354

1.	This amount reflects the dollar amount recognized for financial statement reporting purposes for FY 2008, in accordance with SFAS No. 123R, disregarding estimated forfeitures. The amounts therefore reflect the accounting expense of awards granted in and prior to each such fiscal year, and do not reflect the actual value, if any, that may be received by our non-employee directors for their awards. Assumptions used in the calculation of this amount for FY 2008 are set forth in Note 5 of our consolidated financial statements as reported in our Annual Report on Form 10-K for the year ended September 27, 2008 filed with the SEC. The fair value of 3,587 shares of restricted stock issued to each non-employee director on February 19, 2008 was $39,995 on that date. Restricted shares granted to non-employee directors vest one year after the date of grant. In addition, on September 27, 2008 each non-employee director had the following number of options, all of which are vested: 15,200 for Mr. Hannen; 30,400 for Mr. Newsome; 15,200 for Mr. Pechota; 30,400 for Mr. Rogers; 0 for Mr. Shields; 0 for Mr. Vaughn and 0 for Mr. Woltz, Jr. We have not granted stock options to non-employee directors since July 2004.
2.      This amount reflects dividends paid in cash on restricted shares held by our non-employee directors.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Executive Compensation Committee includes Messrs. Vaughn, Newsome and Shields, none of whom have ever served as officers or employees of us or any of our subsidiaries. Mr. Newsome is Executive Vice President and General Manager of Johnson Concrete Company. During FY 2008, Johnson Concrete Company purchased materials from us valued at $1,042,000 for use or resale in their normal course of business. None of our executive officers served during FY 2008 as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has an executive officer who serves on our Board or Executive Compensation Committee.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee consists of three independent directors, all of whom are “non-employee directors” (as defined by Rule 16b-3 of the Securities Exchange Act of 1934) and “independent” directors (as defined by applicable NASDAQ rules). The Committee operates under a written charter adopted by our Board of Directors that is available on our website at http://investor.insteel.com/documents.cfm.
     Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.
     In this context, the Committee has reviewed the audited consolidated financial statements for the fiscal year ended September 27, 2008 and has met and held discussions with respect to such audited consolidated financial statements with management and Grant Thornton LLP, the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee and Grant Thornton LLP have discussed those matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
     Grant Thornton LLP also provided to the Committee the written disclosures and the letter required by applicable provisions of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Committee concerning independence, and the Committee has discussed with Grant Thornton LLP the independence of Grant Thornton LLP.
     Based on the Committee’s review of the audited consolidated financial statements, discussions with management and Grant Thornton LLP, and the Committee’s review of the representations of management and the written disclosures and report of Grant Thornton LLP, the Committee recommends that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended September 27, 2008 for filing with the SEC.

AUDIT COMMITTEE
W. Allen Rogers II (Chairman)
Louis E. Hannen
Gary L. Pechota
     The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” and shall not be incorporated by reference into any of our prior or future filings with the SEC, irrespective of any general statement included in any such filing that incorporates this proxy statement by reference, unless such filing explicitly incorporates this Report of the Audit Committee.

SECURITY OWNERSHIP
     The following table shows the number of shares of our common stock, beneficially owned on September 27, 2008 (our fiscal year end) by each of our directors, each of our executive officers, and by all such directors and executive officers as a group. The table also shows the number of shares of restricted stock held by each individual and the number of shares of our common stock that each individual had the right to acquire by exercise of stock options within 60 days after our fiscal year end. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder’s name. The address of all listed shareholders is c/o Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030.

			Shares of	Options
Directors and Executive	Shares of		Restricted	Exercisable
Officers	Common Stock		Stock	Within 60 days	Total	%
Louis E. Hannen	55,791		3,587	15,200	74,578	*
Charles B. Newsome	26,565		3,587	30,400	60,552	*
Gary L. Pechota	18,451		3,587	15,200	37,238	*
W. Allen Rogers II	30,957		3,587	30,400	64,944	*
William J. Shields	15,353		3,587	-0-	18,940	*
C. Richard Vaughn	11,084		3,587	-0-	14,671	*
Howard O. Woltz, Jr.	492,980	[1]	3,587	-0-	496,567	2.8
H. O. Woltz III	450,576	[2]	47,913	48,459	546,948	3.1
Michael C. Gazmarian	121,401		21,847	17,360	160,608	*
James F. Petelle	-0-		8,786	1,606	10,392	*
Richard T. Wagner	5,148		21,847	17,360	44,355	*
All Directors and Executive Officers as a Group (11 Persons)	1,228,306		125,502	175,985	1,529,793	8.7

1.	Includes 38,278 shares held by a trust for the benefit of Mr. Woltz, Jr.

2.	Includes 51,689 shares held in custodial accounts for children of Mr. Woltz III.

*	Less than 1%
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and greater than ten percent owners to report their beneficial ownership of our common stock and any changes in that ownership to the SEC, on forms prescribed by the SEC. Specific dates for such reporting have been established by the SEC and we are required to report in our proxy statement any failure to file such report by the established dates during the last fiscal year. Based solely upon a review of the copies of such forms furnished to us for the year ended September 27, 2008, and information provided to us by our directors, officers and ten percent shareholders, we believe that all forms required to be filed pursuant to Section 16(a) were filed on a timely basis.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Charles B. Newsome, a director, is Executive Vice President and General Manager of Johnson Concrete Company. During fiscal 2008, Johnson Concrete purchased from us in a series of separate transactions, materials valued at $1,042,000 in the aggregate for use or resale in their normal course of business. The aggregate amount of these purchases was substantially less than 5% of the revenues of Johnson Concrete Company and of Insteel.

     Management believes that amounts paid to us in connection with the transactions described above are reasonable and no less favorable to us than would have been paid to us pursuant to arms’ length transactions with unaffiliated parties. Our Audit Committee reviewed these transactions with our Board of Directors and with our independent registered public accounting firm. The Committee also reviewed with the Board the director independence standards required by the SEC and NASDAQ. Following this review, the Board determined that Mr. Newsome would continue to qualify as an independent director.
     Our general policy is to avoid related-party transactions. Nevertheless, we recognize that there are situations where transactions with related parties might be in our best interests, and therefore in the best interests of our shareholders. These situations could include (but are not limited to) situations where we might obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related parties on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.
     Our Audit Committee Charter requires periodic review of any related-party transactions, and the Committee reviews any such transactions with management and with our independent registered public accounting firm. With respect to related-party transactions that involve a member of the Board, the Audit Committee discusses with the Board, at least annually, whether the transaction or transactions affect the independence of the director.
OTHER BUSINESS
     It is not anticipated that there will be any business presented at the Annual Meeting other than the matters set forth in the Notice of Annual Meeting attached hereto. As of the date of this proxy statement, we were not aware of any other matters to be acted on at the Annual Meeting. If any other business should properly come before the Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.
     The Board hopes that Shareholders will attend the Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Shareholders who attend the meeting may vote their Shares even though they have sent in their proxies, although shareholders who hold their shares in “street name” need to obtain a proxy from the brokerage firm or other nominee that holds their shares.
SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
Proposals for Inclusion in the Proxy Statement
     Any shareholder desiring to present a proposal to be included in the proxy statement for action at our 2010 Annual Meeting must deliver the proposal to us at our principal executive offices no later than September 8, 2009. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.
     Under our bylaws, in order for a shareholder to bring other business before a shareholder meeting which is not intended to be included in the proxy materials for our 2010 Annual Meeting, timely notice must be delivered to, or mailed to and received by, our Secretary at our principal offices not later than October 8, 2009.

Such notice must include, in addition to any requirements imposed by applicable law:

•	a brief description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting;

•	the name and address, as they appear on our books, of each holder of voting securities proposing such business;

•	the class and number shares of our common stock or other securities that are owned of record or beneficially by such holder; and

•	any material interest of such shareholder in such business.
     These requirements are separate from the requirements a shareholder must meet to have a proposal included in our proxy statement. If a shareholder fails to provide timely and proper notice of a proposal to be presented at the 2010 Annual Meeting, the proxies designated by our Board will have discretionary authority to vote on any such proposal. If the presiding officer at any meeting of shareholders determines that a shareholder proposal was not made in accordance with the bylaws, we may disregard such proposal.
Proposals of a Director Nominee and Related Procedures
     Under our bylaws, in order for a shareholder to nominate a candidate for director, timely notice must be delivered to, or mailed to and received by, our Secretary at our principal corporate offices not later than October 8, 2009.
     The shareholder filing the notice of nomination must include:
▪	the information set forth in “Proposals for Inclusion in the Proxy Statement;”

▪	the name and address of the person or persons nominated by such shareholder;

▪	a representation that such shareholder intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

▪	a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

▪	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act; and

▪	written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.
Delivery of Notice of a Proposal
     In each case discussed above, the required notice must be given by personal delivery or by United States certified mail, postage prepaid, to our Secretary, whose address is c/o Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030.

The Company’s Bylaws
     The foregoing procedures are set forth in our amended bylaws, dated September 18, 2007. Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to our Secretary. A copy of the amended bylaws is filed as an exhibit to our Form 8-K filed with the SEC on September 21, 2007, and is available at the SEC’s Internet website (www.sec.gov) and our website at http://investor.insteel.com/documents.cfm.
EXPENSES OF SOLICITATION
     We will bear the costs of solicitation of proxies. In addition to the use of the telephone, internet or mail, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and employees and no additional compensation will be paid to such individuals. Arrangements may also be made with the stock transfer agent and with brokerage houses and other custodians, nominees and fiduciaries that are record holders of Shares for the forwarding of solicitation material to the beneficial owners of Shares. We will, upon the request of any such entity, pay such entity’s reasonable expenses for completing the mailing of such material to such beneficial owners.
ANNUAL REPORT AND FINANCIAL STATEMENTS
     Our Annual Report to Shareholders for the fiscal year ended September 27, 2008, which contains financial statements and other information, is being mailed to shareholders with this proxy statement, but it is not to be regarded as proxy soliciting material.
     A copy of our Annual Report on Form 10-K filed with the SEC may be obtained, without charge, by any Shareholder upon written request to Michael C. Gazmarian, Vice President, Chief Financial Officer and Treasurer, Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030; provided however, that a copy of the exhibits to such Annual Report on Form 10-K, for which there may be a reasonable charge, will not be supplied to such Shareholder unless specifically requested.
     Directions to the Annual Meeting may also be obtained by writing to Mr. Gazmarian at the address shown above, or by calling our Investor Relations Department at (336) 786-2141.

By Order of the Board of Directors

James F. Petelle, Secretary
Mount Airy, North Carolina
January 6, 2009

Appendix A
INSTEEL INDUSTRIES INC.
RETURN ON CAPITAL INCENTIVE COMPENSATION PLAN
(As Amended and Restated Effective August 12, 2008)
1. STATEMENT OF PURPOSE; ELIGIBILITY; EFFECTIVE DATE
     1.1 Statement of Purpose. The purpose of the Insteel Industries Inc. Return on Capital Incentive Compensation Plan as amended (the “Plan”), is to encourage the creation of shareholder value by establishing a direct link between the Return on Capital (“ROC”) achieved and the incentive compensation of Participants in the Plan.
     Participants contribute to the success of Insteel Industries Inc. (the “Company”) through the application of their skills and experience in fulfilling the responsibilities associated with their positions. The Company desires to benefit from the contributions of the Participants and to provide an incentive compensation plan that encourages the sustained creation of shareholder value. The Plan is intended to accomplish these purposes by providing opportunities for Participants to earn awards in the form of cash bonuses based upon attainment of preestablished, objective performance goals.
     1.2 Eligibility. Participants in the Plan shall be those employees of the Company or other Employers (that is, wholly-owned subsidiaries of the Company) who are selected by the Committee to participate. Eligible Participants shall be selected to participate on an annual or other periodic basis as determined by the Committee. With respect to those Participants who are Covered Employees, such designation shall be made during the first 90 days of each Year and before 25% of the relevant performance period has passed (or otherwise made at such time and on such terms as will ensure that the Bonus Award will, to the extent practicable, qualify as “performance-based compensation” for purposes of Code Section 162(m)). Participation in the Plan for any one performance period does not guarantee that an Employee will be selected to participate in any other performance period.
     1.3 Effective Date. The Plan became effective on October 1, 2006. The Plan is hereby amended and restated effective August 12, 2008, subject to certain approvals by the shareholders of the Company as required by Code Section 162(m). To the extent required under Code Section 162(m), Bonus Awards under the Plan (as amended and restated through August 12, 2008) granted prior to such shareholder approval shall be conditioned upon and shall be payable only upon approval of such performance criteria by the shareholders of the Company in accordance with the requirements of Code Section 162(m).
2. DEFINITIONS
     2.1 Definitions. In addition to other terms defined herein, capitalized terms used in the Plan shall (unless otherwise provided elsewhere in the Plan) have the following respective meanings and all references to Sections in the following definitions shall refer to Sections of the Plan:
     “Beneficiary” means the person or persons designated as such in accordance with Section 6.

     “Board” means the Board of Directors of the Company.
     “Bonus Award” (or “Award”) means the dollar amount which results from multiplying the Bonus Percent for the Year by the Participant’s Compensation for the Year.
     “Bonus Increment” determines the sensitivity of the Bonus Award to performance and reflects the slope of the SV — Bonus Award Line. The Bonus Increment shall be calculated by multiplying five percent (5%) by the Invested Capital as of the beginning of the Year for the Participation Pool, subject to adjustment by the Committee.
     “Bonus Multiplier” means the difference between Actual SV and Minimum SV in relation to the Bonus Increment for the Participation Pool and shall be calculated by subtracting (i) the Minimum SV from (ii) the Actual SV for the Year and then dividing the difference by the Bonus Increment for the Year. If the Bonus Multiplier for the Year is less than zero (0), then the Participant’s Bonus Percent for the Year shall be zero (0). The Bonus Multiplier is capped at 2.0 unless adjusted by the Committee.
     “Bonus Percent” means the percentage amount which results from multiplying the Participant’s Target Bonus Percent for the Year by the Bonus Multiplier for the Year.
     “Capital Charge” means the Company’s WACC for the Year multiplied by the average Invested Capital for the Year.
     “Code” means the Internal Revenue Code of 1986, as amended. Any references herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.
     “Committee” means the Executive Compensation Committee of the Board, which administers the Plan.
     “Company” means Insteel Industries, Inc., a North Carolina corporation.
     “Compensation” means the Participant’s actual base salary and wages paid during the Year, excluding incentive payments, salary continuation, bonuses, income from equity awards (including, without limitation, stock options and restricted stock awards), deferred compensation, commissions and any other forms of compensation over and above the Participant’s base salary and wages. Notwithstanding the foregoing, Compensation for the Year only includes that Compensation paid after the Employee is selected to participate in the Plan, unless specifically determined otherwise by Management with respect to Participants who are not Covered Employees, and subject to the approval of the Committee.
     “Covered Employee” shall have the meaning given such term under Code Section 162(m).
     “Disability” means a bodily injury or disease which results in the Participant becoming eligible for coverage under the Employer’s long-term disability plan.

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     “Distribution” means the cash payment of a Bonus Award with respect to Bonus Awards earned in the previous Year.
     “Distribution Date” means the date on which the Distribution occurs, which date shall be once each Year and no later than December 15 of the Year following the Year for which the Bonus Award is earned.
     “Effective Date” means October 1, 2006, the date on which this Plan commenced.
     “Employee” means any person who is an employee of the Company or any other Employer (including entities which may become Employers after the Effective Date of the Plan).
     “Executive Officer” shall mean those Employees who are determined to be executive officers in accordance with the policies and procedures of the Company.
     “Employer” means Insteel Industries, Inc. (also referred to as the “Company”) and its wholly-owned subsidiaries.
     “Invested Capital” means total assets less non-interest bearing liabilities for the Participation Pool, subject to any adjustments deemed appropriate by Management subject to the approval of the Committee.
     “Management” means the Executive Officers of Insteel Industries, Inc., individually or as a group.
     “Minimum SV” means the SV amount at or below which no Bonus Award would be earned for the Year.
     “Net Operating Profit After Tax” (also referred to as “NOPAT”) means operating income before financing costs and income taxes reduced by income taxes based upon the Company’s effective income tax rate, as calculated for each Participation Pool. The total expenses associated with all of the Company’s incentive plans, including this Plan, are charged to the operating income of the Company prior to the computation of NOPAT.
     “Participant” means an Employee of an Employer who is recommended by management to participate in the Plan, subject to Committee approval; provided, that participants who are Executive Officers (including such Executive Officers who may be Covered Employees) shall be selected solely by the Committee.
     “Participation Pool” means the legal entity or business segment to which the Participant is assigned based upon his or her respective responsibilities. The SV of the Participation Pool serves as the basis for the calculation of the Participant’s Bonus Award.
     “Plan” means this Return on Capital Incentive Compensation Plan, as amended and restated effective August 12, 2008, and as it may be hereafter amended and/or restated.

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     “Retirement” means termination of employment by a Participant for whatever reason other than death or Disability after attainment of age fifty-five (55), or, if prior to having attained age fifty-five (55), only after having obtained the prior permission of the Committee.
     “Shareholder Value” (also referred to as “SV”) means the amount for each Participation Pool obtained by subtracting (i) the Capital Charge for the Year from (ii) Net Operating Profit After Tax for the Year, or as follows: SV = NOPAT — Capital Charge.
     “Target Bonus Percent” means the percent of the Participant’s Compensation that will be earned if actual SV equals Target SV. The Target Bonus Percent for each Participant’s position shall be established by Management subject to the approval of the Committee.
     “Target SV” means that SV amount, whether positive, negative or zero (0), which, if attained, produces a Bonus Multiplier of one (1.000). For any one Year, Target SV shall be set at zero or an alternative amount established by the Committee.
     “Weighted Average Cost of Capital” (also referred to as “WAAC”) means the Company’s weighted average cost of debt and equity expressed as a percent which represents the Company’s minimum required rate of return on capital, as determined for each Participation Pool. The WACC shall be recommended by Management and approved by the Committee on an annual basis prior to the beginning of each Year. The WACC shall be rounded to the nearest whole percent and is subject to adjustment by the Committee for significant changes in the Company’s capital structure and its cost of debt and equity.
     “Year” means each fiscal year of the Company for which performance is measured under the Plan with respect to Bonus Award opportunities for such period.
3. ADMINISTRATION OF THE PLAN
     3.1 Administration of the Plan. The Plan shall be administered by the Committee or a subcommittee of the Committee. To the extent required by Code Section 162(m), the Committee shall be comprised of at least two members and each member of the Committee shall be an “outside director” as defined in Code Section 162(m). In addition to action by meeting in accordance with applicable laws, any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the terms of the Plan, the Committee shall have full authority in its discretion to take any action with respect to the Plan. Without limiting the foregoing, the Committee has full authority in its discretion to take any action with respect to the Plan including but not limited to the authority (i) to determine all matters relating to awards, including selection of Employees to be granted Bonus Awards and all terms, conditions, restrictions and limitations of a Bonus Award; and (ii) to construe and interpret the Plan and any instruments evidencing Bonus Awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s authority to grant awards and authorize payments under the Plan shall not in any way restrict the authority of the Committee to grant compensation to Employees under any other compensation

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plan or program of the Corporation. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final, binding and conclusive. Notwithstanding the foregoing, the Committee may delegate the administration of the Plan to one or more of its designees (subject to any conditions imposed by the Committee), but only with respect to matters which would not affect the deductibility under Code Section 162(m) of compensation paid under the Plan to “Covered Employees”. In the case of any such delegation, references to the “Committee” herein shall include such designee or designees, unless the context otherwise requires. No member of the Committee shall be liable for any action, determination or decision made in good faith with respect to the Plan or any Bonus Award, paid under it. The members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company’s articles of incorporation or by law. The Company shall bear all expenses of administering this Plan.
4. GRANT AND EARNING OF BONUS AWARDS
     4.1 Establishment of Bonus Award Opportunities. At the time performance objectives under the Plan are established for a Year, the Committee shall designate the Participants who shall be eligible to participate in the Plan for such Year and will establish a Target Bonus Percent for each Participant based upon the responsibilities associated with the Participant’s position. The Target Bonus Percent for each Participant’s position for any future Year(s) may be increased, decreased or left unchanged from the prior Year and may be decreased (but not increased) during a Year with respect to such current Year. A Participant’s Bonus Award, if any, for any particular Year shall be earned based on the attainment of written return on capital performance objectives approved by the Committee for such Year. In the case of Awards granted to Covered Employees, such performance objectives shall be established by the Committee (i) while the outcome for the performance period is substantially uncertain, and (ii) (A) no more than 90 days after the commencement of the performance period to which the performance objective relates and (B) before 25% of the relevant performance period has elapsed (or otherwise at such time and upon such terms as to ensure that the Bonus Award will, to the extent practicable, qualify as “performance-based compensation” for purposes of Code Section 162(m)). During any Year, no Participant may be granted more than the maximum Bonus Award limitation stated in Section 4.2(b) herein. The Committee may adjust Bonus Awards as appropriate for partial achievement of goals and/or outside mitigating circumstances and may also make necessary and appropriate adjustments in performance goals; provided, however, that, no such adjustment shall be made to a Bonus Award granted under the Plan to a Participant who is a Covered Employee if such adjustment would cause the Bonus Award to fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).
     4.2 Calculation of Bonus Awards.
     (a) Timing of the Calculation. The calculations necessary to obtain the Bonus Award amounts for the Year most recently ended shall be made no later than December 15 of the Year following the Year for which the Bonus Award is calculated and to which the performance relates. Such calculations shall be carried out in accordance with this Section 4.2 and procedures established by the Committee consistent with Plan terms.

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     (b) Calculation of the Bonus Award. Following the end of each Year, the Bonus Multiplier shall be calculated, subject to approval by the Committee. For each Participant, the Bonus Multiplier shall multiplied by the Participant’s Target Bonus Percent to arrive at the Participant’s Bonus Percent. If the Bonus Multiplier for the Year is less than zero (0), then the Participant’s Bonus Percent for that Year shall be zero (0). The Participant’s Bonus Percent shall then be multiplied by the Participant’s Compensation to arrive at the amount of the Bonus Award the Participant may receive. The calculation of Bonus Awards shall be subject to Committee approval. In no event shall the Distribution for a Bonus Award paid to any single Participant with respect to any single Year exceed $2,500,000 for such Year.
     (c) Changes in Participation Pool During the Year. In the event a Participant experiences a change in his or her Participation Pool during a Year, the Participant’s Bonus Award shall be calculated separately and independently for each Participation Pool using those portions of the Participant’s Compensation paid while included in each separate Participation Pool; provided, however, that such change in Participation Pool shall not result in duplicative payments and Distributions shall be made only if and to the extent that Bonus Awards are otherwise earned pursuant to Plan terms.
     (d) Changes in Target Bonus Percent During the Year. In the event a Participant (other than a Covered Employee) experiences a change in Target Bonus Percent without experiencing a change in Participation Pool during a Year, the Participant’s Bonus Award shall be calculated separately using those portions of the Participant’s Compensation paid while participating at each separate Target Bonus Percent; provided, however, that any such change in Target Bonus Percent shall not result in duplicative payments and Distributions shall be made only if and to the extent that Bonus Awards are otherwise earned pursuant to Plan terms.
5. PAYMENT OF BONUS AWARD
     5.1 Eligibility for Distribution. Bonus Awards shall not be paid to any Participant who is not employed by an Employer as of the Distribution Date, unless the Participant terminated employment by reason of Retirement, death or Disability during the Year prior to the Distribution Date. A Participant who terminates employment with all Employers, other than by reason of Retirement, death or Disability, shall not be eligible to receive any Distribution for (i) the Year that includes such termination of employment, (ii) any prior Year to the extent not paid before such termination of employment nor (iii) any future Years.
     5.2 Distributions After Retirement, Death or Disability. A Distribution for a Participant for the Year that includes such Participant’s Retirement, death or Disability shall be made on the same basis as for all other similarly-situated Participants if and only to the extent that such Bonus Award was earned in accordance with the performance goals established by the Committee for such Year; provided, however, that the Distribution for the Year that includes such Participant’s Retirement, death or Disability shall be based solely upon the Participant’s Compensation paid for such Year through the time of Retirement, death or Disability. A Participant who terminates employment with all Employers, by reason of Retirement, death or Disability shall not be eligible to receive any Distribution for any Year, or relating to any portion

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of any Year, after the Participant’s termination of employment by reason of Retirement, death or Disability.
     5.3 Payment of Bonus Award. A Bonus Award earned by a Participant with respect to a Year shall be paid to him as soon as practicable following the determination of the amount of the Bonus Award and no later than December 15 of any Year following the Year for which the Bonus Award was earned. In addition, with respect to Participants who are Covered Employees, the Committee must certify in writing prior to payment that the performance goals and any other material terms were satisfied. Without limiting the foregoing, Bonus Awards payable under the Plan shall be paid no later than the date that is 2-1/2 months after the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture. Notwithstanding the foregoing, when the Company reasonably anticipates that any deduction for its payment would be limited or eliminated by Code Section 162(m), such payment will be delayed until the earlier of when the Company reasonably anticipates that the deduction will not be limited or eliminated by Code Section 162(m) or the calendar year in which the Participant separates from service or otherwise structured to comply with Code Section 409A. The Committee shall not have any discretion to increase the amount of a Bonus Award earned and payable pursuant to the terms of the Plan to any Participant who is a Covered Employee. The Committee shall have the discretion to reduce or eliminate the amount of a Bonus Award otherwise earned and payable pursuant to the terms of the Plan to any Participant. The amount of the Bonus Award to be paid to the Participant pursuant to this Section 5 shall be paid in one lump sum cash payment by the Employer that employs the Participant.
     5.4 Taxes; Withholding. To the extent required by law, the Employer shall withhold from all Distributions made hereunder any amount required to be withheld by the federal and any state or local government or other applicable laws.
     5.5 Recovery of Previously Paid Bonus Awards. In the event of a material restatement of the Company’s financial results for any prior year for which Bonus Awards have been paid hereunder, the Committee shall have the right (i) to recover such Bonus Awards, or portions thereof, as the Committee deems equitable and appropriate, or (ii) reduce the amount of any Bonus Award otherwise prospectively payable under the Plan. In making a determination whether and from whom to recover previously paid Bonus Awards or to reduce prospective Bonus Awards, the Committee shall consider the amount of the restatement, the reason for the restatement, the role played by Participants in the actions and decisions which led to the restatement and such other factors as the Committee deems relevant. Beginning with fiscal year 2007, all Bonus Award payments under the Plan are paid subject to the Committee’s right to recover all or part of the payment or to reduce other Bonus Award payments in accordance with this Section 5.5.
6. BENEFICIARY DESIGNATION
     6.1 Beneficiary Designation. The Participant shall have the right, at any time and from time to time, to designate and/or change or cancel any person/persons or entity as to his or her Beneficiary (both principal and contingent) to whom Distributions under this Plan shall be made in the event of such Participant’s death prior to a Distribution. Any Beneficiary change or cancellation shall become effective only when filed in writing with the Company during the Participant’s lifetime on a form provided by or otherwise acceptable to the Company.

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     The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke automatically any prior designation of the divorced spouse as a Beneficiary. The spouse of a Participant domiciled in a community property jurisdiction shall be required to join in any designation of Beneficiary other than the spouse in order for the Beneficiary designation to be effective.
     If a Participant fails to designate a Beneficiary as provided above, or, if such Beneficiary designation is revoked by divorce, or otherwise, without execution of a new designation, or if all designated Beneficiaries predecease the Participant or are not living or in existence at the time of the Distribution, then the Distribution shall be made to the Participant’s estate.
7. MISCELLANEOUS
     7.1 Unsecured General Creditor. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or other claim in any property or assets of the Employer. Any and all assets shall remain general, unpledged, unrestricted assets of the Employer. The Employer’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future, and there shall be no obligation to establish any fund, any security or any otherwise restricted asset in order to provide for the payment of amounts under the Plan.
     7.2 Obligations to the Employer. If a Participant becomes entitled to a Distribution under the Plan, and, if, at the time of the Distribution, such Participant has outstanding any debt, obligation or other liability representing an amount owed to the Employer, then the Employer may (taking into account any Code Section 409A considerations) offset such amounts owing to it or any other Employer against the amount of any Distribution. Such determination shall be subject to the approval of the Committee. Any election by the Committee not to reduce any Distribution shall not constitute a waiver of any claim for any outstanding debt, obligation or other liability representing an amount owed to the Employer.
     7.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and nontransferable. No part of a Bonus Award, prior to actual Distribution, shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall it be transferable by operation of law in the event of the Participant’s or any other persons bankruptcy or insolvency.
     7.4 Employment or Future Eligibility to Participate Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant or any former Participant any right to be retained in the employ of the Employer or receive or continue to receive any rate of pay or other compensation, nor shall it interfere in any way with the right of an Employer to terminate the Participant’s employment or service at any time without assigning a reason therefore. Designation as a Participant is on a Year-by-Year basis and may or may not be renewed for any employment

8

years not yet commenced. Additionally, the Committee may in its sole discretion at any time and from time to time revoke any designation as a Participant, except that no such revocation shall terminate the designation as a Participant before the time of such action.
     7.5 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.
     7.6 Captions. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
     7.7 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of North Carolina.
     7.8 Validity. In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.
     7.9 Notice. Any notice or filing required or permitted to be given to the Committee shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the President and CEO of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
     7.10 Compliance. No Distribution shall be made hereunder except in compliance with all applicable laws and regulations including, without limitation, withholding tax requirements, any listing agreement with any stock exchange to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares of capital stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. No Distribution shall be made hereunder unless the Company has obtained such consent or approval as the Company may deem advisable from regulatory bodies having jurisdiction over such matters.
     7.11 No Duplicate Payments. The Distributions payable under the Plan are the maximum to which the Participant is entitled in connection with the Plan. To the extent the Participant and the Employer are parties to any other agreements or arrangements relating to the Participant’s employment that provide for payments of any bonuses under this Plan on termination of employment, this Plan shall be construed and interpreted so that the Bonus Awards and Distributions payable under the Plan are only paid once; it being the intent of this Plan not to provide the Participant any duplicative payments of Bonus Awards. To the extent a Participant is entitled to a bonus payment calculated under this Plan under any other agreement or arrangement that would constitute a duplicative payment of the Bonus Award or Distribution; to the extent of that duplication, no Bonus Award or Distribution will be payable hereunder.
     7.12 Confidentiality. The terms and conditions of this Plan and the Participant’s participation hereunder shall remain strictly confidential. The Participant may not discuss or

9

disclose any terms of this Plan or its benefits with anyone except for Participant’s attorneys, accountants and immediate family members who shall be instructed to maintain the confidentiality agreed to under this Plan, except as may be required by law.
     7.13 Temporary Leaves of Absence. The Committee in its sole discretion may decide to what extent leaves of absence for government or military service, illness, temporary disability or other reasons shall, or shall not be, deemed an interruption or termination of employment.
     7.14 Adjustments. The Committee is authorized at any time during or after the completion of a Year, in its sole discretion, to adjust or modify the terms of Bonus Awards or performance objectives, or specify new awards, (i) in the event of any large, special and non-recurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, forward or reverse split, stock dividend, liquidation, dissolution or other similar corporate transaction, (ii) in recognition of any other unusual or nonrecurring event affecting the Company or the financial statements of the Company (including events described in (i) above as well as acquisitions and dispositions of businesses and assets and extraordinary items determined under generally accepted accounting principles), or in response to changes in applicable laws and regulations, accounting principles, and tax rates (and interpretations thereof) or changes in business conditions or the Committee’s assessment of the business strategy of the Company. Unless the Committee determines otherwise, no such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of such adjustment would cause awards granted under the Plan to Covered Employees whose compensation is intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.
8. AMENDMENT AND TERMINATION OF THE PLAN
     8.1 Amendment. The Committee may at any time amend or modify the Plan, provided that (a) approval of an amendment to the Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable laws, rules or regulations; and (b) except as otherwise provided herein, no such amendment of the Plan shall adversely affect any Bonus Award earned and payable under the Plan as of the date of such amendment without the Participant’s consent. However, notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Plan and any Bonus Award (without Participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including but in no way limited to Code Section 162(m) and Code Section 409A).
     8.2 Termination of the Plan.
     (a) Employer’s Right to Terminate. The Committee may at any time terminate the Plan as to prospective earning of Awards, if it determines in good faith that the continuation of the Plan is not in the best interest of the Company and its shareholders. No such termination of the Plan shall reduce any Distributions already made.
     (b) Payments Upon Termination of the Plan. Upon the termination of the Plan under this Section, Awards for future Years shall not be made. With respect to the Year

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in which such termination takes place, the Employer will pay to each Participant the Participant’s Bonus Award for such Year or partial Year, less any applicable withholdings no later than the 15th day of December immediately following the Year that includes the effective date of termination of the Plan.
     (c) On the effective date of this Plan, all prior versions of this Plan are hereby terminated for all future Years. The Employer will pay to each Participant the Participant’s Bonus Award for such prior version of the Plan only to the extent set forth therein.

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9. COMPLIANCE WITH SECTION 409A
     This Plan is intended to be exempt from the applicable requirements of Code Section 409A and shall be construed and interpreted in accordance therewith. The Company may at any time unilaterally amend, suspend or terminate this Plan, or any payments to be made hereunder, as necessary to be exempt from, or comply with, Code Section 409A. Without in any way limiting the effect of the foregoing, (i) in the event that exemption from or compliance with Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Bonus Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Bonus Award, as applicable; and (ii) terms used in the Plan shall be construed in accordance with Code Section 409A if and to the extent required. Notwithstanding the preceding, neither the Company, its subsidiaries, the Committee, nor any officer or agent of the foregoing shall be liable to any Employee or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any Bonus Award or Distribution to be made under this Plan is subject to taxes, penalties or interest as a result of failing to comply with Code Section 409A and, by electing to participate in the Plan, a Participant shall be deemed to have agreed to such limitation on liability. The Distributions under the Plan are designed to satisfy the exemption from Code Section 409A for “short-term deferrals.”
10. CLAIMS PROCEDURES
     10.1 Filing of Claim. If a Participant becomes entitled to a Bonus Award or a Distribution has otherwise become payable, and the Participant has not received the benefits to which the Participant believes he is entitled under such Bonus Award or Distribution, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Bonus Award would have become payable (assuming the Participant is entitled to the Bonus Award) or the claim will be forever barred.
     10.2 Appeal of Claim. If a claim of a Participant is wholly or partially denied, the Participant or his or her duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Committee of the denial of the claim. In connection therewith, the Participant or his or her duly authorized representative may request a review of the denied claim, may review pertinent documents and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with a decision on review in writing, including the specific reasons for the decision, as well as specific references to the pertinent provisions of the Plan upon which the decision is based. Notwithstanding the foregoing, if the Committee has not rendered a decision on appeal within sixty (60) days after receipt of such request for review, the Participant’s appeal shall be deemed to have been denied upon the expiration of the sixty (60)-day review period.
     10.3 Final Authority. The Committee has discretionary and final authority under the Plan to determine the validity of any claim. Accordingly, any decision the Committee makes on

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the Participant’s appeal shall be final and binding on all parties. If a Participant disagrees with the Committee’s final decision, the Participant may bring suit, but only after the claim on appeal has been denied or deemed denied. Any such lawsuit must be filed within ninety (90) days of the Committee’s denial (or deemed denial) of the Participant’s claim or the claim will be forever barred.
11. COMPLIANCE WITH CODE SECTION 162(M)
     The Company intends that compensation under the Plan payable to Covered Employees shall, to the extent practicable, constitute qualified “performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Committee. Accordingly, the provisions of the Plan shall, to the extent practicable, be administered and interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any award that is granted to a Covered Employee does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
     IN WITNESS WHEREOF, this Insteel Industries, Inc. Return on Capital Incentive Compensation Plan, as amended and restated effective August 12, 200, has been executed in behalf of the Company effective as of the 12th day of August, 2008.
INSTEEL INDUSTRIES, INC.

H.O. Woltz III
President and Chief Executive Officer

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ANNUAL MEETING OF SHAREHOLDERS OF
INSTEEL INDUSTRIES, INC.
February 10, 2009
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯  Please detach along perforated line and mail in the envelope provided.  ¯
■    20230300000000001000   3                                                         021009

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1.	Election of Two Directors			2.	Approval of the material terms of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	O H.O. Woltz III O Charles B. Newsome		3.	Ratification of Appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm for our Fiscal Year 2009.	☐	☐	☐

☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)
     Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign this proxy and return it in the accompanying envelope. A vote “FOR” all director nominees, and “FOR” each of the other proposals described herein, is recommended by the Board of Directors.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
The undersigned understands that the shares of Common Stock represented by this proxy will be voted as specified and if no choice is specified, the proxy will be voted “FOR” the election of all nominees for director, and “FOR” each of the other proposals described herein. If any other business is properly presented at the Annual Meeting or any adjournment thereof, this proxy will be voted in the discretion of the agents and proxies appointed herein.

				Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on February 10, 2009:

				The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2008 Annual Report to the Shareholders are available on our corporate website at http://investor.insteel.com

				MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY

INSTEEL INDUSTRIES, INC.

1373 Boggs Drive - Mount Airy, North Carolina 27030

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

February 10, 2009
This Proxy is being solicited on behalf of the Board of Directors of the Company.
     The undersigned, having received notice of the Annual Meeting of Shareholders and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Howard O. Woltz, Jr. and H. O. Woltz III, and each of them, with full power to act alone, as agents and proxies of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Insteel Industries, Inc. (the “Company”) to be held at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, on Tuesday, February 10, 2009, at 9:00 a.m. local time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of Common Stock of the Company which the undersigned is entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy, if duly executed, will be voted as directed by the undersigned. If no direction is given with respect to any proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy by properly voting at the annual meeting or otherwise delivering a later-dated proxy.
(Continued and to be signed on the reverse side.)

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ANNUAL MEETING OF SHAREHOLDERS OF
INSTEEL INDUSTRIES, INC.
February 10, 2009
RETIREMENT SAVINGS PLAN
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯  Please detach along perforated line and mail in the envelope provided. ¯
■    20230300000000001000   3                                                         021009

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1.	Election of Two Directors			2.	Approval of the material terms of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	O H. O. Woltz III O Charles B. Newsome		3.	Ratification of Appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm for our Fiscal Year 2009.	☐	☐	☐

☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)
     Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign this proxy and return it in the accompanying envelope. A vote “FOR” all director nominees, and “FOR” each of the other proposals described herein, is recommended by the Board of Directors.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
The undersigned understands that the shares of Common Stock represented by this proxy will be voted as specified and if no choice is specified, the proxy will be voted “FOR” the election of all nominees for director, and “FOR” each of the other proposals described herein. If any other business is properly presented at the Annual Meeting or any adjournment thereof, this proxy will be voted in the discretion of the agents and proxies appointed herein.

				Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on February 10, 2009:
				The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2008 Annual Report to the Shareholders are available on our corporate website at http://investor.insteel.com

				MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING.☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer Is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY
INSTEEL INDUSTRIES, INC. RETIREMENT SAVINGS PLAN
1373 Boggs Drive - Mount Airy, North Carolina 27030
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
February 10, 2009
This Proxy is being solicited on behalf of the Board of Directors of the Company.
     The undersigned, having received notice of the Annual Meeting of Shareholders and the proxy statement therefor, and revoking all prior proxies, hereby appoints Marshall & llsey Trust Company as agent and proxy of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Insteel Industries, Inc. (the “Company”) to be held at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, on Tuesday, February 10, 2009, at 9:00 a.m. local time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of Common Stock of the Company which the undersigned is entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy, if duly executed, will be voted as directed by the undersigned. If no direction is given with respect to any proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy by properly voting at the annual meeting or otherwise delivering a later-dated proxy.
(Continued and to be signed on the reverse side.)

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